Exhibit 99.2

ITEM 8. Financial Statements and Supplementary Data

THIRD POINT REINSURANCE LTD.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Page
Report of Independent Registered Public Accounting Firm	F-2
Audited Consolidated Financial Statements
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-3
Consolidated Statements of Income (Loss) for the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation) to December 31, 2011	F-4
Consolidated Statements of Changes in Shareholders’ Equity for the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation) to December 31, 2011	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation) to December 31, 2011	F-6
Notes to the Consolidated Financial Statements	F-7
Schedule I - Summary of Investments - Other than Investments in Related Parties	F-54
Schedule II - Condensed Financial Information of Registrant	F-55
Schedule III - Supplementary Insurance Information	F-58
Schedule IV - Reinsurance	F-59
All other schedules and notes specified under Regulation S-X are omitted because they are either not applicable, not required or the information called for therein appears in response to the items in the Consolidated Financial Statements and the related Notes to Consolidated Financial Statements of Third Point Reinsurance Ltd. and its subsidiaries listed on the above index.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Third Point Reinsurance Ltd.
We have audited the accompanying consolidated balance sheets of Third Point Reinsurance Ltd. as of December 31, 2013 and 2012, and the related consolidated statements of income, shareholders' equity and cash flows for years ended December 31, 2013 and 2012 and the period from October 6, 2011 (date of incorporation) to December 31, 2011. Our audits also included the financial statement schedules listed in the Index at Item 15. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Third Point Reinsurance Ltd. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for the years ended December 31, 2013 and 2012 and the period from October 6, 2011 (date of incorporation) to December 31, 2011, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young Ltd.

Ernst & Young Ltd.
Hamilton, Bermuda
February 27, 2014, except for Notes 25
and 26, as to which the date is January 19, 2015

THIRD POINT REINSURANCE LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and 2012
(expressed in thousands of U.S. dollars, except per share and share amounts)

	December 31, 2013	December 31, 2012
Assets
Equity securities, trading, at fair value (cost - $824,723; 2012 - $450,766)	$954,111	$500,929
Debt securities, trading, at fair value (cost - $408,754; 2012 - $249,110)	441,424	279,331
Other investments, at fair value	65,329	157,430
Total investments in securities and commodities	1,460,864	937,690
Cash and cash equivalents	31,625	34,005
Restricted cash and cash equivalents	193,577	77,627
Due from brokers	98,386	131,785
Securities purchased under an agreement to sell	38,147	60,408
Derivative assets, at fair value	39,045	25,628
Interest and dividends receivable	2,615	2,088
Reinsurance balances receivable	191,763	84,280
Deferred acquisition costs, net	91,193	45,383
Loss and loss adjustment expenses recoverable	9,277	—
Other assets	3,398	3,123
Total assets	$2,159,890	$1,402,017
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$9,456	$5,278
Reinsurance balances payable	9,081	—
Deposit liabilities	120,946	50,446
Unearned premium reserves	265,187	93,893
Loss and loss adjustment expense reserves	134,331	67,271
Securities sold, not yet purchased, at fair value	56,056	176,454
Due to brokers	44,870	66,107
Derivative liabilities, at fair value	8,819	12,992
Interest and dividends payable	748	1,255
Total liabilities	649,494	473,696
Commitments and contingent liabilities
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 103,888,916 (2012: 78,432,132))	10,389	7,843
Additional paid-in capital	1,055,690	762,430
Retained earnings	325,582	98,271
Shareholders’ equity attributable to shareholders	1,391,661	868,544
Non-controlling interests	118,735	59,777
Total shareholders' equity	1,510,396	928,321
Total liabilities and shareholders' equity	$2,159,890	$1,402,017

The accompanying Notes to the Consolidated Financial Statements are
an integral part of the Consolidated Financial Statements.

THIRD POINT REINSURANCE LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
For the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation)
to December 31, 2011
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2013	2012	2011
Revenues
Gross premiums written	$401,937	$190,374	$—
Gross premiums ceded	(9,975)	—	—
Net premiums written	391,962	190,374	—
Change in net unearned premium reserves	(171,295)	(93,893)	—
Net premiums earned	220,667	96,481	—
Net investment income	253,203	136,422	—
Total revenues	473,870	232,903	—
Expenses
Loss and loss adjustment expenses incurred, net	139,812	80,306	—
Acquisition costs, net	67,944	24,604	—
General and administrative expenses	33,036	27,376	1,130
Total expenses	240,792	132,286	1,130
Income (loss) including non-controlling interests	233,078	100,617	(1,130)
Income attributable to non-controlling interests	(5,767)	(1,216)	—
Net income (loss)	$227,311	$99,401	$(1,130)
Earnings (loss) per share
Basic	$2.58	$1.26	$(0.01)
Diluted	$2.54	$1.26	$(0.01)
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	87,505,540	78,432,132	78,432,132
Diluted	88,970,531	78,598,236	78,432,132
The accompanying Notes to the Consolidated Financial Statements are
an integral part of the Consolidated Financial Statements.

THIRD POINT REINSURANCE LTD.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
For the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation)
to December 31, 2011
(expressed in thousands of U.S. dollars, except share amounts)

	2013	2012	2011
Common shares
Balance, beginning of period	78,432,132	78,432,132	—
Issuance of common shares	25,456,784	—	78,432,132
Balance, end of period	103,888,916	78,432,132	78,432,132
Common shares
Balance, beginning of period	$7,843	$7,843	$—
Issuance of common shares	2,546	—	7,843
Balance, end of period	10,389	7,843	7,843
Additional paid-in capital
Balance, beginning of period	762,430	756,219	—
Issuance of common shares, net	283,460	(197)	756,219
Fair value of Founder and advisor warrants	3,747	—	13,627
Fair value of warrants qualifying as shareholders' equity	(3,747)	—	(13,627)
Share compensation expense	9,800	6,408	—
Balance, end of period	1,055,690	762,430	756,219
Subscriptions receivable
Balance, beginning of period	—	(177,507)	—
Subscriptions due from shareholders	—	—	(177,507)
Receipt of subscriptions due from shareholders	—	177,507	—
Balance, end of period	—	—	(177,507)
Retained earnings (deficit)
Balance, beginning of period	98,271	(1,130)	—
Net income (loss)	227,311	99,401	(1,130)
Balance, end of period	325,582	98,271	(1,130)
Shareholders' equity attributable to shareholders	1,391,661	868,544	585,425
Non-controlling interests
Balance, beginning of period	59,777	—	—
Contributions	88,320	58,561	—
Distributions	(35,129)	—	—
Income attributable to non-controlling interests	5,767	1,216	—
Balance, end of period	118,735	59,777	—
Total shareholders' equity	$1,510,396	$928,321	$585,425
The accompanying Notes to the Consolidated Financial Statements are
an integral part of the Consolidated Financial Statements.

THIRD POINT REINSURANCE LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2013 and 2012 and the period from October 6, 2011 (incorporation date)
to December 31, 2011
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2013	2012	2011
Operating activities
Net income (loss)	$227,311	$99,401	$(1,130)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Share compensation expense	9,800	6,408	—
Net unrealized gain on investments and derivatives	(78,950)	(113,421)	—
Net realized gain on investments and derivatives	(236,333)	(55,632)	—
Amortization of premium and accretion of discount, net	(262)	(2,434)	—
Changes in assets and liabilities:
Reinsurance balances receivable	(107,483)	(84,280)	—
Deferred acquisition costs, net	(45,810)	(45,383)	—
Loss and loss adjustment expenses recoverable	(9,277)	—	—
Other assets	(275)	(1,701)	(1,420)
Interest and dividends receivable, net	(1,034)	(833)	—
Unearned premium reserves	171,294	93,893	—
Loss and loss adjustment expense reserves	67,060	67,271	—
Accounts payable and accrued expenses	4,089	4,157	995
Reinsurance balances payable	9,081	—	—
Net cash provided by (used in) operating activities	9,211	(32,554)	(1,555)
Investing activities
Purchases of investments	(2,172,077)	(2,317,234)	—
Proceeds from sales of investments	1,943,655	1,521,110	—
Purchases of investments to cover short sales	(407,965)	(535,443)	—
Proceeds from short sales of investments	290,770	729,182	—
Change in due to/from brokers, net	12,162	(65,678)	—
Increase (decrease) in securities purchased under an agreement to sell	22,261	(60,408)	—
Non-controlling interest in investment affiliate	29,588	40,129	—
Change in restricted cash and cash equivalents	(115,950)	(77,627)	—
Net cash used in investing activities	(397,556)	(765,969)	—
Financing activities
Proceeds from issuance of common shares, net of costs	286,095	158,593	605,396
Increase in deposit liabilities	70,500	50,446	—
Non-controlling interest in Catastrophe Fund	29,608	19,646	—
Non-controlling interest in Catastrophe Fund Manager	(238)	2	—
Net cash provided by financing activities	385,965	228,687	605,396
Net (decrease) increase in cash and cash equivalents	(2,380)	(569,836)	603,841
Cash and cash equivalents at beginning of period	34,005	603,841	—
Cash and cash equivalents at end of period	$31,625	$34,005	$603,841
Supplementary information
Interest paid in cash	$4,221	$1,823	$—

The accompanying Notes to the Consolidated Financial Statements are
an integral part of the Consolidated Financial Statements.

Third Point Reinsurance Ltd.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

1.	Organization
Third Point Reinsurance Ltd. (the “Company”) was incorporated as an exempted company under the laws of Bermuda on October 6, 2011 and, through its wholly-owned subsidiary Third Point Reinsurance Company Ltd. (“Third Point Re”), is a provider of global specialty property and casualty reinsurance products. Third Point Re was incorporated in Bermuda and is registered as a Class 4 insurer under the Insurance Act 1978, as amended, and related regulations (the “Act”). Third Point Re commenced reinsurance operations in January 2012.
On June 15, 2012, Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd. (the “Catastrophe Fund Manager”), and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”) were incorporated in Bermuda. The Company subsequently announced a strategic arrangement with Hiscox Insurance Company (Bermuda) Limited (“Hiscox”) to launch a collateralized catastrophe reinsurance underwriting fund management business. The Catastrophe Fund Manager, a Bermuda exempted company, is the investment manager of the Catastrophe Fund and is 85% owned by Third Point Re and 15% owned by Hiscox. The Catastrophe Fund Manager is responsible for the investment and management of the Catastrophe Fund’s assets. The Catastrophe Fund is an exempted company incorporated in Bermuda and is open to both related party and third party investors. The Catastrophe Fund Manager also acts as manager of the Catastrophe Reinsurer and, in this capacity, is responsible for overseeing the underwriting and investment activities of the Catastrophe Reinsurer. The Catastrophe Reinsurer is a Bermuda exempted company and is licensed as a special purpose insurer under the Act.
On August 2, 2012, the Company established a wholly-owned subsidiary in the United Kingdom, Third Point Re Marketing (UK) Limited. (“TPRUK”). On May 20, 2013, TPRUK was licensed as an insurance intermediary by the UK Financial Conduct Authority.
On August 20, 2013, the Company completed an initial public offering (“IPO”) of 24,832,484 common shares at an offering price of $12.50 per share. The net proceeds of the offering were $286.0 million, after deducting offering costs. The Company's common shares are listed on the New York Stock Exchange under the symbol “TPRE”.
These consolidated financial statements include the results of the Company and its wholly and majority owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). All significant intercompany accounts and transactions have been eliminated.

2.	Significant accounting policies
The following is a summary of the significant accounting and reporting policies adopted by the Company:
Use of estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported and disclosed amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The major estimates reflected in the Company’s consolidated financial statements include, but are not limited to, the loss and loss adjustment expense reserves, estimates of written and earned premiums and fair value of financial instruments.
Cash and restricted cash and cash equivalents
Cash and cash equivalents consist of cash held in banks and other short-term, highly liquid investments with original maturity dates of ninety days or less.

Restricted cash and cash equivalents consist of cash held in trust accounts with the Catastrophe Reinsurer, securing collateralized reinsurance contracts written and cash held with brokers securing letters of credit issued under credit facilities.
Premium revenue recognition
The Company estimates the ultimate premiums for the entire contract period and records this estimate at the inception of the contract, to the extent that the amount of written premium is estimable. For contracts where the full written premium is not estimable at inception, the Company records written premium for the portion of the contract period for which the amount is estimable. These estimates are based primarily on information in the underlying contracts as well as information provided by clients and/or brokers.
Premiums written are earned over the exposure period in proportion to the period of risk covered. Unearned premiums represent the portion of premiums written that relate to the remaining term of the underlying policies in force.
Premiums for retroactive reinsurance contracts, where the Company has evaluated and concluded that risk transfer has occured, are earned at the inception of the contract, as all of the underlying loss events covered by these contracts occurred in the past. Any underwriting profit at inception of a retroactive reinsurance contract is deferred and recognised over the estimated future payout of the loss and loss adjustment expenses reserves. Any underwriting loss at inception of a retroactive reinsurance contract is recognised immediately.
Changes in premium estimates are expected and may result in adjustments in any reporting period. These estimates change over time as additional information regarding the underlying business volume is obtained. Any subsequent adjustments arising on such estimates are recorded in the period in which they are determined.
Reinsurance premiums ceded
The Company reduces the risk of losses on business written by reinsuring certain risks and exposures with other reinsurers. The Company remains liable to the extent that any retrocessionaire fails to meet its obligations and to the extent that the Company does not hold sufficient security for their unpaid obligations. Ceded premiums are written during the period in which the risks incept and are expensed over the contract period in proportion to the period of risk covered. Unearned premiums ceded consist of the unexpired portion of reinsurance ceded.
Deferred acquisition costs
Acquisition costs consist of commissions, brokerage and excise taxes that are related directly to the successful acquisition of new or renewal reinsurance contracts. These costs are deferred and amortized over the period in which the related premiums are earned. The Company evaluates the recoverability of deferred acquisition costs by determining if the sum of future earned premiums and anticipated investment income is greater than expected future loss and loss adjustment expenses and acquisition costs. If a loss is probable on the unexpired portion of contracts in force, a premium deficiency loss is recognized. As of December 31, 2013, deferred acquisition costs are considered to be fully recoverable and no premium deficiency has been recorded.
Acquisition costs also include profit commissions that are expensed when incurred. Profit commissions are calculated and accrued based on the expected loss experience for contracts and recorded when the current loss estimate indicates that a profit commission is probable under the contract terms.
Loss and loss adjustment expense reserves
The Company’s loss and loss adjustment expense reserves include case reserves and reserves for losses incurred but not yet reported (“IBNR reserves”). Case reserves are established for losses that have been reported, but not yet paid, based on loss reports from brokers and ceding companies. IBNR reserves represent the estimated loss and loss adjustment expenses that have been incurred by insureds and reinsureds but not yet reported to the insurer or reinsurer, including unknown future developments on loss and loss adjustment expenses which are known to the insurer or reinsurer. IBNR reserves are established by management based on actuarially determined estimates of ultimate loss and loss adjustment expenses.
Inherent in the estimate of ultimate loss and loss adjustment expenses are expected trends in claim severity and frequency and other factors that may vary significantly as claims are settled. Accordingly, ultimate loss and loss adjustment expenses may differ materially from the amounts recorded in the consolidated financial statements. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments, if any, are recorded in the consolidated statements of income (loss) in the period in which they become known.
Deposit liabilities
Certain contracts do not transfer sufficient insurance risk and are accounted for using the deposit method of accounting. Management exercises judgment in determining whether contracts contain sufficient risk to be accounted for as reinsurance contracts. Using the deposit method of accounting, a deposit liability, rather than written premium, is initially recorded based upon the consideration received less any explicitly identified premiums or fees. In subsequent periods, the deposit liability is adjusted by calculating the effective yield on the deposit to reflect actual payments to date and future expected payments.
Fair value measurement
The Company determines the fair value of financial instruments in accordance with current accounting guidance, which defines fair value and establishes a three level fair value hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Fair value is defined as the price that the Company would receive to sell an asset or would pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Company determines the estimated fair value of each individual security utilizing the highest level inputs available.
The fair value of the Company’s assets and liabilities, which qualify as financial instruments, approximates the carrying amounts presented in the consolidated balance sheets.
Investments
The Company’s investments are classified as “trading securities” and are carried at fair value with changes in fair value included in earnings in the consolidated statements of income (loss).
The fair value of the Company’s investments are based on quoted market prices, or when such prices are not available, by reference to broker or underwriter bid indications and/or internal pricing valuation techniques. Investment transactions are recorded on a trade date basis with balances pending settlement included in due to/from brokers in the consolidated balance sheets.
Realized gains and losses are determined using cost calculated on a specific identification basis. Dividends are recorded on the ex-dividend date. Income and expense are recorded on the accrual basis including interest and premiums amortized and discounts accreted.
Derivatives
Underwriting
The Catastrophe Reinsurer enters into certain contracts under which the potential loss payments are triggered exclusively by reference to a specified index, such as an industry loss. These contracts are considered derivatives. The Company records the fair value of these contracts in derivative liabilities, at fair value, in the consolidated balance sheet. Changes in the fair value of these contracts are recorded in net investment income in the consolidated statement of income.

Investments
Derivative instruments within our investment assets managed by our investment manager Third Point LLC, are recorded in the consolidated balance sheets at fair value, with changes in fair values and realized gains and losses recognised in net investment income in the consolidated statements of income (loss).
Derivatives serve as a key component of the Company’s investment strategy and are utilized primarily to structure the portfolio, or individual investments, and to economically match the investment objectives of the Company. The Company's derivatives do not qualify as hedges for financial reporting purposes and are recorded in the consolidated balance sheets on a gross basis and not offset against any collateral pledged or received. Pursuant to the International Swaps and Derivatives Association ("ISDA") master agreements, securities lending agreements and other derivatives agreements, the Company and its counterparties typically have the ability to net certain payments owed to each other in specified circumstances. In addition, in the event a party to one of the ISDA master agreements, securities lending agreements or other derivatives agreements defaults, or a transaction is otherwise subject to termination, the non-defaulting party generally has the right to set off against payments owed to the defaulting party or collateral held by the non defaulting party.
The Company enters into derivative contracts to manage credit risk, interest rate risk, currency exchange risk, and other exposure risks. The Company uses derivatives in connection with its risk-management activities to economically hedge certain risks and to gain exposure to certain investments. The utilization of derivative contracts also allows for an efficient means by which to trade certain asset classes.
Fair values of derivatives are determined by using quoted market prices and counterparty quotes when available; otherwise fair values are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of underlying financial instruments.
Share-based compensation
The Company accounts for its share-based compensation transactions using the fair value of the award at the grant date. Determining the fair value of share purchase options at the grant date requires estimation and judgment. The Company uses an option-pricing model (Black-Scholes) to calculate the fair value of share purchase options.
For share purchase options granted that contain both a service and performance condition, the Company recognizes share compensation expense only for the portion of the options that are considered probable of being exercised. Share compensation for share purchase options considered probable of being exercised is expensed over the service (vesting) period on a graded vesting basis. The probability of share purchase options being exercised is evaluated at each reporting period.  When the share purchase options are considered probable of being exercised, the Company records a catch up of share compensation expense from the grant date (service inception date for existing options) to the current reporting period end based on the fair value of the options at the grant date.
The Company measures grant date fair value for restricted share awards based on the price of its common shares at the grant date and the expense is recognised on a straight-line basis over the vesting period.
Warrants
The Company accounts for certain warrant contracts issued to its Founders in conjunction with the initial capitalization of the Company, and which it may settle by using either the physical settlement or net-share settlement methods. The fair value of these warrants was recorded in equity as additional paid-in capital. The fair value of warrants issued are estimated on the grant date using the Black-Scholes option-pricing model.
The Company accounts for certain warrant contracts issued to an advisor, where services have been received by the Company, in part, in exchange for equity instruments, based on the fair value of such services. The associated cost of these warrants has been recorded as capital raise costs and is included in additional paid in capital in the consolidated statements of shareholders’ equity.

Offering costs
Offering costs incurred in connection with the initial capital raise of the Company and the IPO, which included underwriters’ fees, legal and accounting fees, printing and other fees have been deducted from the gross proceeds of the offering. The proceeds from the issuance of shares net of offering costs is included in additional paid in capital in the consolidated statements of shareholders’ equity.
Foreign currency transactions
The Company’s functional currency is the U.S. dollar. Transactions in foreign currencies are recorded in U.S. dollars at the exchange rate in effect on the transaction date. Monetary assets and liabilities in foreign currencies are translated at the exchange rates in effect at the reporting date and foreign exchange gains and losses are included in the consolidated statements of income (loss).
Income taxes and uncertain tax positions
Under current Bermuda law, the Company and its Bermuda subsidiaries are not subject to any income or capital gains taxes. In the event that such taxes are imposed, the Company and its Bermuda subsidiaries would be exempted from any such taxes until March 2035 pursuant to the Tax Assurance Certificates issued to such entities pursuant to the Bermuda Exempted Undertakings Tax Protection Act of 1966, as amended.
As of December 31, 2013, the Company did not have any uncertain tax positions.
Non-controlling interests
The Company consolidates the results of entities in which it has a controlling financial interest. The Company records the portion of shareholders’ equity attributable to non-controlling interests as a separate line within shareholders’ equity in the consolidated balance sheets. The Company records the portion of income attributable to non-controlling interests as a separate line within the consolidated statements of income (loss).
Earnings per share
Basic earnings per share is based on the weighted average number of common shares and participating securities outstanding during the period. The weighted average number of common shares excludes any dilutive effect of outstanding warrants, options and convertible securities such as unvested restricted shares. Diluted earnings per share is based on the weighted average number of common shares and share equivalents including any dilutive effects of warrants, options and other awards under share plans and are determined using the treasury stock method. U.S. GAAP requires that unvested share awards that contain non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid (referred to as ‘‘participating securities”), be included in the number of shares outstanding for both basic and diluted earnings per share calculations. The Company treats its unvested restricted shares as participating securities. In the event of a net loss, the participating securities are excluded from the calculation of both basic and diluted loss per share.
During the fourth quarter of 2013, the Company determined that it had incorrectly calculated diluted earnings per share for the prior periods, which resulted in an understatement of diluted earnings per share. Basic earnings per share was correctly presented for the prior periods. The accompanying consolidated financial statements for the years ended December 31, 2013 and 2012 and for the period from October 6, 2011 (incorporation date) to December 31, 2011 correctly present diluted earnings per share and the weighted average number of dilutive shares outstanding. The following tables summarize the correct diluted earnings per share amounts and weighted average number of dilutive shares outstanding amounts for the prior periods.

	Three months ended
	March 31, 2012	June 30, 2012 (1)	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
	(unaudited)
Diluted EPS (as originally reported):	$0.35	$(0.40)	$0.45	$0.69	$0.85	$0.30	$0.46
Diluted EPS (as corrected):	$0.38	$(0.40)	$0.50	$0.76	$0.93	$0.33	$0.51

Weighted Average Number of Dilutive Shares Outstanding (as originally reported):	85,335,404	78,432,132	87,888,983	87,866,613	87,777,462	87,895,953	100,176,416
Weighted Average Number of Dilutive Shares Outstanding (as corrected):	78,432,132	78,432,132	78,551,830	78,820,844	79,083,675	79,254,268	90,915,805

	Six months ended		Nine months ended		Year ended December 31, 2012
	June 30, 2012 (1)	June 30, 2013	September 30, 2012	September 30, 2013
	(unaudited)		(unaudited)		(audited)
Diluted EPS (as originally reported):	$(0.01)	$1.15	$0.44	$1.59	$1.14
Diluted EPS (as corrected):	$(0.01)	$1.26	$0.49	$1.75	$1.26

Weighted Average Number of Dilutive Shares Outstanding (as originally reported):	78,432,132	87,836,378	87,031,196	92,438,629	87,253,760
Weighted Average Number of Dilutive Shares Outstanding (as corrected):	78,432,132	79,147,972	78,492,979	83,453,835	78,598,236
(1) Prior periods with a net loss correctly presented diluted earnings per share.
Leases
Leases in which substantially all of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are recognised in the consolidated statements of income (loss) on a straight-line basis over the term of the lease.
Comprehensive income
The Company has no comprehensive income other than net income disclosed in the consolidated statements of income (loss).
Segment information
Under U.S. GAAP, operating segments are based on the internal information that management uses for allocating resources and assessing performance of the Company. The Company reports two operating segments – Property and Casualty Reinsurance and Catastrophe Risk Management. The Company also has a corporate function that includes the Company’s investment results and certain general and administrative expenses related to its corporate activities.

Recently issued accounting standards
Issued and effective as of December 31, 2013
In January 2013, the FASB issued Accounting Standards Update No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (ASU 2013-01). The objective of ASU 2013-01 is to address implementation issues about the scope of ASU 2011-11, Disclosures about Offsetting Assets and Liabilities. The amendments clarify that the scope of ASU 2011-11 applies to derivatives, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions. Entities with other types of financial assets and financial liabilities subject to a master netting arrangement or similar agreement also are affected because these amendments make them no longer subject to the disclosure requirements in ASU 2011-11. ASU 2013-01 is effective for interim and annual periods beginning on or after January 1, 2013. The Company has included the required disclosures in Note 9 of notes to consolidated financial statements.
In February 2013, the FASB issued Accounting Standard Update No. 2013-02, Comprehensive Income (ASU 2013-02). The objective of ASU 2013-02 is to improve the reporting of reclassifications out of other comprehensive income. ASU 2013-02 is effective for periods subsequent to December 15, 2012. The adoption of this guidance had no impact on the Company’s consolidated financial statements.
Issued but not yet effective as of December 31, 2013

In June 2013, the FASB issued Accounting Standards Update No. 2013-08, Financial Services - Investment Companies - Amendments to the Scope, Measurement, and Disclosure Requirements (ASU 2013-08). The amendments in this update change the assessment of whether an entity is an investment company by developing a new two-tiered approach for that assessment, which requires an entity to possess certain fundamental characteristics while allowing judgment in assessing other typical characteristics. The new approach requires an entity to assess all of the characteristics of an investment company and consider its purpose and design to determine whether it is an investment company. ASU 2013-08 is effective prospectively for periods subsequent to December 15, 2013. Early adoption is prohibited. The Company is currently evaluating the impact of this guidance; however, it is not expected to have a material impact on the Company's consolidated financial statements.

3.	Restricted cash and cash equivalents
Restricted cash and cash equivalents as of December 31, 2013 and 2012 consisted of the following:

	December 31, 2013	December 31, 2012
	($ in thousands)
Restricted cash securing collateralized reinsurance contracts written by the Catastrophe Reinsurer	$93,014	$12,844
Restricted cash securing credit facilities	100,563	64,783
	$193,577	$77,627

4.	Reinsurance premiums ceded
The Company from time to time purchases retrocessional coverage for one or more of the following reasons: to manage its overall exposure, to reduce its net liability on individual risks, to obtain additional underwriting capacity and to balance its underwriting portfolio. Additionally, retrocession can be used as a mechanism to share the risks and rewards of business written and therefore can be used as a tool to align the Company’s interests with those of its counterparties. The Company currently has coverage that provides for recovery of a portion of loss and loss adjustment expenses incurred on one crop contract. Loss and loss adjustment expenses recoverable from the retrocessionaires are recorded as assets. For the year ended December 31, 2013, loss and loss adjustment expenses incurred and reported on the consolidated statements of income (loss) are net of loss and loss expenses recovered of $9.3 million. Retrocession contracts do not relieve the Company from its obligations to the insureds. Failure of retrocessionaires to honor their obligations could result in losses to the Company. As of December 31, 2013, the Company had loss and loss adjustment expenses recoverable of $9.3 million with one retrocessionaire who was rated “A (Excellent)” by A.M. Best Company. The Company regularly evaluates the financial condition of its retrocessionaires to assess the ability of the retrocessionaires to honor their obligations.

5.	Investments
The Company’s investments are managed by its investment manager, Third Point LLC (“Third Point LLC” or the “Investment Manager”), under a long-term investment management contract. The Company directly owns the investments which are held in a separate account and managed by Third Point LLC. The following is a summary of the separate account managed by Third Point LLC:

	December 31, 2013	December 31, 2012
Assets	($ in thousands)
Total investments in securities and commodities	$1,460,864	$937,690
Cash and cash equivalents	869	4
Restricted cash and cash equivalents	100,563	64,783
Due from brokers	98,386	131,785
Securities purchased under an agreement to sell	38,147	60,408
Derivative assets	39,045	25,628
Interest and dividends receivable	2,604	2,088
Other assets	933	829
Total assets	$1,741,411	$1,223,215
Liabilities and non-controlling interest
Accounts payable and accrued expenses	$1,759	$825
Securities sold, not yet purchased, at fair value	56,056	176,454
Due to brokers	44,870	66,107
Derivative liabilities	8,819	12,992
Interest and dividends payable	748	1,255
Non-controlling interest	69,717	40,129
Total liabilities and non-controlling interest	181,969	297,762
Total net investments managed by Third Point LLC	$1,559,442	$925,453
The Company’s Investment Manager has a formal valuation policy that sets forth the pricing methodology for investments to be used in determining the fair value of each security in the Company’s portfolio. The valuation policy is updated and approved at least on an annual basis by Third Point LLC’s valuation committee (the “Committee”), which is comprised of officers and employees who are senior business management personnel of Third Point LLC. The Committee meets monthly. The Committee’s role is to review and verify the propriety and consistency of the valuation methodology to determine the fair value of investments. The Committee also reviews any due diligence performed and approves any changes to current or potential external pricing vendors.
The fair values of investments are estimated using prices obtained from either third-party pricing services or dealer quotes. The methodology for valuation is generally determined based on the investment's asset class as per the Company's Investment Manager valuation policy.  For investments that the Company is unable to obtain fair values from a pricing service or broker, fair values are estimated using information obtained from the Company’s Investment Manager.
Securities and commodities listed on a national securities or commodities exchange or quoted on NASDAQ are valued at their last sales price as of the last business day of the period. Listed securities with no reported sales on such date and over-the-counter (“OTC”) securities are valued at their last closing bid price if held long by the Company, and last closing ask price if held short by the Company. As of December 31, 2013, securities valued at $483.2 million (December 31, 2012 - $248.4 million), representing 33.1% (December 31, 2012 – 26.5%) of investments in securities and commodities, and $41.0 million (December 31, 2012 - $68.8 million), representing 73.1% (December 31, 2012 – 39.0%) of securities sold, not yet purchased, are valued based on dealer quotes or other quoted market prices for similar securities.
Private securities are not registered for public sale and are carried at an estimated fair value at the end of the period, as determined by the Company's Investment Manager. Valuation techniques used by the Company's Investment Manager may include market approach, last transaction analysis, liquidation analysis and/or using discounted cash flow models where the significant inputs could include but are not limited to additional rounds of equity financing, financial metrics such as revenue multiples or price-earnings ratio, discount rates and other factors. In addition, the Company or the Company’s Investment Manager may employ third party valuation firms to conduct separate valuations of such private securities. The third party valuation firms provide the Company or the Company’s Investment Manager with a written report documenting their recommended valuation as of the determination date for the specified investments.
As of December 31, 2013, the Company had $3.3 million (December 31, 2012 - $2.8 million) of private securities fair valued by a third party valuation firm using information obtained from the Company's Investment Manager. Private securities represented less than 1% of total investments in securities. The actual value at which these securities could actually be sold or settled with a willing buyer or seller may differ from the Company’s estimated fair values depending on a number of factors including, but not limited to, current and future economic conditions, the quantity sold or settled, the presence of an active market and the availability of a willing buyer or seller.
The Company’s derivatives are recorded at fair value, and are included in the consolidated balance sheet in derivative assets and derivative liabilities. The Company values exchange-traded derivatives at their last sales price on the exchange where it is primarily traded. OTC derivatives, which include swap, option, swaption, forward, future and contract for differences, are valued by third party sources when available; otherwise, fair values are obtained from counterparty quotes that are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of the underlying financial instruments.
As an extension of its underwriting activities, the Catastrophe Reinsurer has sold derivative instruments that provide reinsurance-like protection to third parties for specific loss events associated with certain lines of business.  These derivatives are recorded in the consolidated balance sheets at fair value, with the offset recorded in net investment income in the consolidated statements of income (loss).  These contracts are valued on the basis of models developed by the Company, which approximates fair value.
The Company’s holdings in asset-backed securities (“ABS”) are substantially invested in residential mortgage-backed securities (“RMBS”). The balance of the ABS positions was held in commercial mortgage-backed securities, collateralized debt obligations and student loan asset-backed securities. These investments are valued using dealer quotes or a recognised third-party pricing vendor. All of these classes of ABS are sensitive to changes in interest rates and any resulting change in the rate at which borrowers sell their properties, refinance, or otherwise pre-pay their loans. Investors in these classes of ABS may be exposed to the credit risk of underlying borrowers not being able to make timely payments on loans or the likelihood of borrowers defaulting on their loans. In addition, investors may be exposed to significant market and liquidity risks.
The Company values its investments in limited partnerships at fair value, which is estimated based on the Company's share of the net asset value of the limited partnerships as provided by the investment managers of the underlying investment funds. The resulting net gains or net losses are reflected in the consolidated statements of income (loss).
The Company performs several processes to ascertain the reasonableness of the valuation of all of the Company’s investments comprising the Company’s investment portfolio, including securities that are categorized as Level 2 and Level 3 within the fair value hierarchy. These processes include i) obtaining and reviewing weekly and monthly investment portfolio reports from the Investment Manager, ii) obtaining and reviewing monthly Net Asset Value ("NAV") and investment return reports received directly from the Company’s third-party fund administrator which are compared to the reports noted in (i), and iii) monthly update discussions with the Company’s Investment Manager regarding the investment portfolio, including, their process for reviewing and validating pricing obtained from outside service providers.
For the years ended December 31, 2013 and 2012, there were no changes in the valuation techniques as it relates to the above.
Monetary assets and liabilities denominated in foreign currencies are translated at the closing rates of exchange. Transactions during the period are translated at the rate of exchange prevailing on the date of the transaction. The Company does not isolate that portion of the net investment income resulting from changes in foreign exchange rates on investments, dividends and interest from the fluctuations arising from changes in fair values of securities and derivatives held. Periodic payments received or paid on swap agreements are recorded as realized gain or loss on investment transactions. Such fluctuations are included within net investment income in the consolidated statements of income (loss).
U.S. GAAP disclosure requirements establish a framework for measuring fair value, including a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability. The three-level hierarchy of inputs is summarized below:

•	Level 1 – Quoted prices available in active markets/exchanges for identical investments as of the reporting date.

•
Level 2 – Observable inputs to the valuation methodology other than unadjusted quoted market prices for identical assets or liabilities in active markets. Level 2 inputs include, but are not limited to, prices quoted for similar assets or liabilities in active markets/ exchanges, prices quoted for identical or similar assets or liabilities in markets that are not active and fair values determined through the use of models or other valuation methodologies.

•
Level 3 – Pricing inputs unobservable for the investment and include activities where there is little, if any, market activity for the investment. The inputs applied in the determination of fair value require significant management judgment and estimation.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources other than those of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
The key inputs for corporate, government and sovereign bond valuation are coupon frequency, coupon rate and underlying bond spread. The key inputs for asset-backed securities are yield, probability of default, loss severity and prepayment.
Key inputs for over-the-counter (“OTC”) valuations vary based on the type of underlying security on which the contract was written:

•
The key inputs for most OTC option contracts include notional, strike price, maturity, payout structure, current foreign exchange forward and spot rates, current market price of underlying and volatility of underlying.

•	The key inputs for most forward contracts include notional, maturity, forward rate, spot rate, various interest rate curves and discount factor.

•
The key inputs for swap valuation will vary based on the type of underlying on which the contract was written. Generally, the key inputs for most swap contracts include notional, swap period, fixed rate, credit or interest rate curves, current market or spot price of the underlying and the volatility of the underlying.

The following tables present the Company’s investments, categorized by the level of the fair value hierarchy as of December 31, 2013 and 2012:

	December 31, 2013
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs	Total
	(Level 1)	(Level 2)	(Level 3)
Assets	($ in thousands)
Equity securities	$839,903	$17,914	$—	$857,817
Private common equity securities	—	94,282	2,012	96,294
Total equities	839,903	112,196	2,012	954,111
Asset-backed securities	—	325,133	400	325,533
Bank debts	—	8,017	—	8,017
Corporate bonds	—	82,139	4,610	86,749
Municipal bonds	—	10,486	—	10,486
Sovereign debt	—	10,639	—	10,639
Total debt securities	—	436,414	5,010	441,424
Investments in limited partnerships	—	29,286	5,292	34,578
Options	6,284	6,785	—	13,069
Rights and warrants	1	—	—	1
Trade claims	—	17,681	—	17,681
Total other investments	6,285	53,752	5,292	65,329
Derivative assets	321	38,724	—	39,045
Total assets	$846,509	$641,086	$12,314	$1,499,909
Liabilities
Equity securities	$5,207	$—	$—	$5,207
Sovereign debt	—	37,592	—	37,592
Corporate bonds	—	3,372	—	3,372
Options	4,714	5,171	—	9,885
Total securities sold, not yet purchased	9,921	46,135	—	56,056
Derivative liabilities	441	8,378	—	8,819
Total liabilities	$10,362	$54,513	$—	$64,875

	December 31, 2012
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs	Total
	(Level 1)	(Level 2)	(Level 3)
Assets	($ in thousands)
Equity securities	$496,473	$1,699	—	$498,172
Private common equity securities	—	—	2,757	2,757
Total equities	496,473	1,699	2,757	500,929
Asset-backed securities	—	191,401	—	191,401
Bank debts	—	22,531	54	22,585
Corporate bonds	—	56,814	1,046	57,860
Sovereign debt	—	7,485	—	7,485
Total debt securities	—	278,231	1,100	279,331
Investments in limited partnerships	—	91,287	—	91,287
Commodities	51,093	—	—	51,093
Options	3,191	276	—	3,467
Trade claims	—	11,583	—	11,583
Total other investments	54,284	103,146	—	157,430
Derivative assets	1,025	24,603	—	25,628
Total assets	$551,782	$407,679	$3,857	$963,318
Liabilities
Equity securities	$104,308	—	—	$104,308
Sovereign debt	—	59,918	—	59,918
Corporate bonds	—	8,924	—	8,924
Options	3,259	45	—	3,304
Total securities sold, not yet purchased	107,567	68,887	—	176,454
Derivative liabilities	10	12,982	—	12,992
Total liabilities	$107,577	$81,869	$—	$189,446

During the years ended December 31, 2013 and 2012, the Company made no significant reclassifications of assets or liabilities between Levels 1 and 2.

The following table presents the reconciliation for all investments measured at fair value using significant unobservable inputs (Level 3) for the years ended December 31, 2013 and 2012:

	January 1, 2013	Transfers in to (out of) Level 3	Purchases	Sales	Realized and Unrealized Gains(Losses) (1)	December 31, 2013
	($ in thousands)
Assets
Asset-backed securities	$—	$133	$552	$(12)	$(273)	$400
Bank debt	54	(54)	—	—	—	—
Corporate bonds	1,046	—	4,094	(1,392)	862	4,610
Private common equity securities	2,757	(2,757)	2,031	—	(19)	2,012
Investments in limited partnerships	—	—	4,690	(342)	944	5,292
	$3,857	$(2,678)	$11,367	$(1,746)	$1,514	$12,314
Liabilities
Derivative liabilities	$—	$—	$—	$(4,335)	$4,335	$—

	January 1, 2012	Transfers in to (out of) Level 3	Purchases	Sales	Realized and Unrealized Gains(Losses) (1)	December 31, 2012
	($ in thousands)
Assets
Corporate bonds	$—	$1,093	$—	$(488)	$441	$1,046
Bank debt	—	109	—	(8)	(47)	54
Private common equity securities	—	5,450	—	(2,401)	(292)	2,757
Trade claims	—	20	—	(22)	2	—
Total assets	$—	$6,672	$—	$(2,919)	$104	$3,857

(1) Total change in realized and unrealized gain (loss) recorded on Level 3 financial instruments are included in net investment income in the consolidated statements of income (loss).
Total unrealized gains related to fair value assets using significant unobservable inputs (Level 3) for the year ended December 31, 2013 was $1.0 million (December 31, 2012 - $(0.7) million).
For assets and liabilities that were transferred into Level 3 during the period, gains (losses) are presented as if the assets or liabilities had been transferred into Level 3 at the beginning of the period; similarly, for assets and liabilities that were transferred out of Level 3 during the year, gains (losses) are presented as if the assets or liabilities had been transferred out of Level 3 at the beginning of the year. The Company held no Level 3 investments where quantitative unobservable inputs are produced by the Company itself when measuring fair value.
6. Securities purchased under an agreement to sell
The Company may enter into repurchase and reverse repurchase agreements with financial institutions in which the financial institution agrees to resell or repurchase and the Company agrees to repurchase or resell such securities at a mutually agreed price upon maturity. As of December 31, 2013, the Company held outstanding reverse repurchase agreements valued at $38.1 million (December 31, 2012 - $60.4 million). As of December 31, 2013, the total value of securities received as collateral by the Company was $37.6 million (December 31, 2012 - $60.0 million). As the Company held only reverse repurchase agreements as of December 31, 2013, these positions are not impacted by master netting agreements. Interest expense and income related to these transactions are included in interest payable and receivable in the consolidated balance sheets. For the year ended December 31, 2013, foreign currency gains of $1.9 million (2012 – gains of $0.6 million) on reverse repurchase agreements are included in net investment income in the consolidated statements of income (loss). Generally, reverse repurchase agreements mature within 30 to 90 days.

7.	Securities sold, not yet purchased, at fair value
Securities sold, not yet purchased are securities that the Company has sold, but does not own, in anticipation of a decline in the fair value of the security. The Company’s risk is that the value of the security will increase rather than decline. Consequently, the settlement amount of the liability for securities sold, not yet purchased may exceed the amount recorded in the consolidated balance sheet as the Company is obligated to purchase the securities sold, not yet purchased in the market at prevailing prices to settle its obligations. To sell a security sold, not yet purchased, the Company needs to borrow the security for delivery to the buyer. On each day that the transaction is open, the liability for the obligation to replace the borrowed security is marked-to-market and an unrealized gain or loss is recorded. At the time that the transaction is closed, the Company realizes a gain or loss equal to the difference between the price at which the security was sold and the cost of replacing the borrowed security. While the transaction is open, the Company will also incur an expense for any dividends or interest that will be paid to the lender of the securities.

8.	Due from/to brokers
The Company holds substantially all of its investments through its prime brokers pursuant to various agreements between Third Point LLC and each prime broker. The brokerage arrangements differ from broker to broker, but generally cash and investments in securities balances are available as collateral against investment in securities sold, not yet purchased and derivative positions, if required.
Margin debt balances are collateralized by cash held by the prime brokers and certain of the Company’s securities. Margin interest was paid either at the daily broker call rate or based on LIBOR.
Due from/to brokers include cash balances maintained with the Company’s prime brokers, receivables and payables from unsettled trades and proceeds from securities sold, not yet purchased. In addition, due from and to brokers includes cash collateral received and posted from OTC and repurchase agreement counterparties. As of December 31, 2013, the Company’s due from/to brokers includes a total non-U.S. currency payable balance of $268.5 million (December 31, 2012 - $90.8 million).

9.	Derivatives
The following tables identify the listing currency, fair value and notional amounts of derivative instruments included in the consolidated balance sheets, categorized by primary underlying risk. Balances are presented on a gross basis.

	As of December 31, 2013
	Listing currency (1)	Fair Value	Notional Amounts (2)
Derivative Assets by Primary Underlying Risk	($ in thousands)
Commodity Price
Commodity Future Options - Purchased	USD	$256	$12,325
Credit
Credit Default Swaps - Protection Purchased	USD	15,397	109,520
Credit Default Swaps - Protection Sold	USD	1,157	9,557
Equity Price
Contracts for Differences - Long Contracts	CHF/EUR/GBP/USD	10,549	62,847
Contracts for Differences - Short Contracts	NOK	67	2,758
Total Return Swaps - Long Contracts	BRL/JPY/USD	2,950	68,044
Total Return Swaps - Short Contracts	USD	3	290
Interest Rates
Bond Futures - Short Contracts	JPY	212	40,847
Interest Rate Swaps	EUR	182	212,594
Interest Rate Swaptions	EUR/JPY/USD	1,269	54,884
Treasury Futures - Short Contracts	USD	108	6,544
Foreign Currency Exchange Rates
Foreign Currency Forward	AUD/CAD/JPY/TRY	1,332	59,925
Foreign Currency Options - Purchased	USD	5,563	240,062
Total Derivative Assets		$39,045	$880,197

	Listing currency (1)	Fair Value	Notional Amounts (2)
Derivative Liabilities by Primary Underlying Risk	($ in thousands)
Commodity Price
Commodity Future Options - Sold	USD	$148	$35,484
Credit
Credit Default Swaps - Protection Purchased	EUR/USD	2,634	59,446
Credit Default Swaps - Protection Sold	USD	348	875
Equity Price
Contracts for Differences - Long Contracts	EUR	66	14,607
Contracts for Differences - Short Contracts	DKK	425	7,253
Total Return Swaps - Long Contracts	BRL/JPY/USD	1,385	24,807
Total Return Swaps - Short Contracts	USD	140	5,037
Index
Index Futures - Short Contracts	USD	441	8,888
Interest Rates
Bond Futures - Short Contracts			—
Interest Rate Swaps	EUR/USD	821	465,560
Interest Rate Swaptions	USD/JPY	174	99,587
Treasury Futures - Short Contracts	USD
Foreign Currency Exchange Rates
Foreign Currency Forward	EUR/GBP	709	189,030
Foreign Currency Options - Sold	USD	1,528	178,476
Total Derivative Liabilities		$8,819	$1,089,050
(1) USD = US dollar, JPY = Japanese yen, EUR = Euro, GBP = British pound, BRL = Brazilian real, NOK = Norwegian krone, AUD = Australian dollar, DKK = Danish krone, CAD = Canadian dollar, CHF = Swiss franc, TRY = Turkish lira
(2) The absolute notional exposure represents the Company's derivative activity as of December 31, 2013, which is representative of the volume of derivatives held during the period.

	As of December 31, 2012
	Listing currency (1)	Fair Value	Notional Amounts (2)
Derivative Assets by Primary Underlying Risk	($ in thousands)
Commodity Price
Commodity Future - Short Contracts	USD	$212	$5,363
Credit
Credit Default Swaps - Protection Purchased	JPY/USD	14,176	69,059
Equity Price
Contracts for Differences - Long Contracts	EUR/GBP/USD	4,913	40,454
Total Return Swaps - Long Contracts	BRL/USD	246	13,710
Total Return Swaps - Short Contracts	HKD	(65)	179
Interest Rates
Bond Futures - Short Contracts	JPY	248	43,108
Interest Rate Swaps	EUR	156	6,569
Interest Rate Swaptions	EUR/JPY/USD	584	584
Treasury Futures - Short Contracts	USD	564	64,819
Foreign Currency Exchange Rates
Foreign Currency Forward	CAD/JPY/USD	2,090	57,549
Foreign Currency Options - Purchased	EUR/USD	2,504	2,504
Total Derivative Assets		$25,628	$303,898

	Listing currency (1)	Fair Value	Notional Amounts (2)
Derivative Liabilities by Primary Underlying Risk	($ in thousands)
Commodity Price
Commodity Future Options - Purchased	USD	$10	$17
Credit
Credit Default Swaps - Protection Purchased	EUR/JPY/USD	10,458	37,567
Credit Default Swaps - Protection Sold	USD	212	438
Equity Price
Contracts for Differences - Long Contracts	EUR/GBP/USD	710	9,016
Contracts for Differences - Short Contracts	EUR	29	1,513
Total Return Swaps - Long Contracts	BRL/JPY/USD	467	24,499
Total Return Swaps - Short Contracts	HKD/USD	38	1,014
Interest Rates
Interest Rate Swaps	JPY/USD	539	478,730
Interest Rate Swaptions	USD	—	—
Foreign Currency Exchange Rates
Foreign Currency Forward	EUR/GBP/USD	211	41,334
Foreign Currency Options - Sold	USD	318	318
Total Derivative Liabilities		$12,992	$594,446
(1) USD = US dollar, JPY = Japanese yen, EUR = Euro, GBP = British pound, BRL = Brazilian real, HKD = Hong Kong dollar, NOK = Norwegian krone, AUD = Australian dollar, DKK = Danish krone, CAD = Canadian dollar, CHF = Swiss Franc
(2) The absolute notional exposure represents the Company's derivative activity as of December 31, 2012, which is representative of the volume of derivatives held during the period.

The following table sets forth, by major risk type, the Company’s realized and unrealized gains (losses) relating to derivative trading activities for the years ended December 31, 2013 and 2012 . These realized and unrealized gains (losses) are included in net investment income in the consolidated statements of income (loss).

	December 31, 2013		December 31, 2012
Primary Underlying Risk	Realized Gain (Loss)	Unrealized Gain (Loss)*	Realized Gain (Loss)	Unrealized Gain (Loss)*
Commodity Price	($ in thousands)
Commodities Futures - Long Contracts	$—	$—	$1,710	$—
Commodities Futures - Short Contracts	437	(212)	127	212
Commodity Future Options - Purchased	264	15	(17)	(10)
Commodity Future Options - Sold	(81)	168	—	—
Credit
Credit Default Swaps - Protection Purchased	4,243	(10,943)	1,239	265
Credit Default Swaps - Protection Sold	(4,845)	10,690	—	(212)
Equity Price
Contracts for Differences - Long Contracts	8,900	6,172	288	4,203
Contracts for Differences - Short Contracts	1,219	(341)	931	(29)
Total Return Swaps - Long Contracts	1,026	1,786	(4,666)	(221)
Total Return Swaps - Short Contracts	(557)	76	2,569	(103)
Index
Index Futures - Long Contracts	(2,413)	—	—	—
Index Futures - Short Contracts	1,169	(441)	(314)	—
Interest Rates
Bond Futures - Short Contracts	(289)	(36)	—	248
Interest Rate Swaps	949	(255)	312	(383)
Interest Rate Swaptions	(170)	913	665	5
Sovereign Debt Futures - Short Contracts	—	—	(970)	—
Treasury Futures - Long Contracts	(119)	—	—	—
Treasury Futures - Short Contracts	830	(456)	(1,233)	564
Foreign Currency Exchange Rates
Foreign Currency Forward	5,385	(1,255)	(1,270)	1,879
Foreign Currency Options	—	—	38	—
Foreign Currency Options - Purchased	5,920	1,069	(145)	198
Foreign Currency Options - Sold	(3,787)	(109)	—	(87)
Catastrophe Risk Derivatives	1,250	3,085	—	—
	$19,331	$9,926	$(736)	$6,529
*Unrealized gain (loss) relates to derivatives still held at reporting date.
The Company’s ISDA agreements with its counterparties provide for various termination events including decline in NAV of the Company’s investments over a certain period, key-man provisions, document delivery schedules, and Employment Retirement Income Security Act and bankruptcy provisions. Upon the triggering of a termination event, a counterparty may avail itself of various remedies including, but not limited to, waiver of the termination event, request for additional collateral, renegotiation of the ISDA agreement, or immediate settlement of positions.
The Company obtains/provides collateral from/to various counterparties for OTC derivative contracts in accordance with bilateral collateral agreements. As of December 31, 2013, the Company posted collateral in the form of cash of $35.4 million (December 31, 2012 - $28.0 million) to certain counterparties to cover collateral requirements for open OTC derivatives.

The Company does not offset its derivative instruments and presents all amounts in the consolidated balance sheets on a gross basis. The Company has pledged cash collateral to counterparties to support the current value of amounts due to the counterparties based on the value of the underlying security. As of December 31, 2013 and December 31, 2012, the gross and net amounts of derivative instruments that are subject to enforceable master netting arrangements or similar agreements were as follows:

	Gross Amounts not Offset in the Consolidated Balance Sheet
December 31, 2013 Counterparty	Gross Amounts of Assets Presented in the Consolidated Balance Sheet	Financial Instruments	Cash Collateral Received	Net Amount
	($ in thousands)
Counterparty 1	$1,128	$1,041	$—	$87
Counterparty 2	4,998	400	1,629	2,969
Counterparty 3	16,066	3,509	—	12,557
Counterparty 4	1,351	1,351	—	—
Counterparty 5	3,198	1,054	—	2,144
Counterparty 6	12,234	492	10,465	1,277
Counterparty 7	2	2	—	—
Counterparty 8	—	—	—	—
Counterparty 9	68	68	—	—

Total	$39,045	$7,917	$12,094	$19,034

	Gross Amounts not Offset in the Consolidated Balance Sheet
December 31, 2013 Counterparty	Gross Amounts of Liabilities Presented in the Consolidated Balance Sheet	Financial Instruments	Cash Collateral Pledged	Net Amount
	($ in thousands)
Counterparty 1	$1,041	$1,041	$—	$—
Counterparty 2	400	400	—	—
Counterparty 3	3,509	3,509	—	—
Counterparty 4	1,360	1,351	9	—
Counterparty 5	1,054	1,054	—	—
Counterparty 6	492	492	—	—
Counterparty 7	59	2	57	—
Counterparty 8	—	—	—	—
Counterparty 9	904	68	836	—

Total	$8,819	$7,917	$902	$—

	Gross Amounts not Offset in the Consolidated Balance Sheet
December 31, 2012 Counterparty	Gross Amounts of Assets Presented in the Consolidated Balance Sheet	Financial Instruments	Cash Collateral Received	Net Amount
	($ in thousands)
Counterparty 1	$1,381	$—	$—	$1,381
Counterparty 2	4,987	1,761	—	3,226
Counterparty 3	6,390	4,850	—	1,540
Counterparty 4	124	124	—	—
Counterparty 5	526	526	—	—
Counterparty 6	11,607	1,080	—	10,527
Counterparty 7	231	231	—	—
Counterparty 8	232	16	—	216
Counterparty 9	—	—	—	—
Counterparty 10	142	—	—	142
Counterparty 11	—	—	—	—
Counterparty 12	8	—	—	8
Total	$25,628	$8,588	$—	$17,040

	Gross Amounts not Offset in the Consolidated Balance Sheet
December 31, 2012 Counterparty	Gross Amounts of Liabilities Presented in the Consolidated Balance Sheet	Financial Instruments	Cash Collateral Pledged	Net Amount
	($ in thousands)
Counterparty 1	$—	$—	$—	$—
Counterparty 2	1,761	1,761	—	—
Counterparty 3	4,850	4,850	—	—
Counterparty 4	1,812	124	1,688	—
Counterparty 5	2,456	526	1,930	—
Counterparty 6	1,080	1,080	—	—
Counterparty 7	1,017	231	786	—
Counterparty 8	16	16	—	—
Counterparty 9	—	—	—	—
Counterparty 10	—	—	—	—
Counterparty 11	—	—	—	—
Counterparty 12	—	—	—	—
Total	$12,992	$8,588	$4,404	$—

10.	Loss and loss adjustment expense reserves
As of December 31, 2013 and 2012, loss and loss adjustment expense reserves in the consolidated balance sheets was comprised of the following:

	December 31, 2013	December 31, 2012
	($ in thousands)
Case loss and loss adjustment expense reserves	$34,307	$3,668
Incurred but not reported loss and loss adjustment expense reserves	100,024	63,603
	$134,331	$67,271
The following table represents the activity in the reserve for losses and loss adjustment expenses for the years ended December 31, 2013 and 2012:

	2013	2012
	($ in thousands)
Gross reserves for loss and loss adjustment expenses, beginning of year	$67,271	$—
Less: loss and loss adjustment expenses recoverable, beginning of year	—	—
Net reserves for loss and loss adjustment expenses, beginning of year	67,271	—
Increase (decrease) in net loss and loss adjustment expenses incurred in respect of losses occurring in:
Current year	144,509	80,306
Prior years'	(4,697)	—
Total incurred loss and loss adjustment expenses	139,812	80,306
Net loss and loss adjustment expenses paid in respect of losses occurring in:
Current year	(27,528)	(13,035)
Prior years'	(54,501)	—
Total net paid losses	(82,029)	(13,035)
Net reserve for loss and loss adjustment expenses, end of year	125,054	67,271
Plus: loss and loss adjustment expenses recoverable, end of year	9,277	—
Gross reserve for loss and loss adjustment expenses, end of year	$134,331	$67,271

The $4.7 million decrease in prior years' reserves reflects $1.3 million of favorable loss experience on several contracts and $3.4 million related to premium estimate decreases, primarily related to one crop contract. The reduction in loss and loss adjustment expense reserves related to premium estimates was accompanied by an equal decrease in the premium written and earned for that contract, resulting in a minimal impact to net underwriting income.
11. Management, performance and Founders fees
The Company and Third Point Re are party to a Joint Venture and Investment Management Agreement (the “Investment Agreement”) with Third Point LLC and Third Point Advisors LLC under which Third Point LLC manages certain jointly held assets.
Pursuant to the Investment Agreement, Third Point Advisors LLC receives an annual performance fee allocation equal to 20% of the net investment income of the Company’s share of the investment assets managed by Third Point LLC, subject to a loss carry forward provision. Additionally, a total management fee equal to 2% annually of the Company’s share of the investment assets managed by Third Point LLC is paid to Third Point LLC and various Founders of the Company. Management fees are paid monthly, whereas performance fees are paid annually, in arrears.

Investment fee expenses related to the Investment Agreement, which are included in net investment income in the consolidated statements of income (loss) for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012
	($ in thousands)
Management fees - Third Point LLC	$3,651	$2,444
Management fees - Founders	20,686	13,854
Performance fees - Third Point Advisors LLC	62,996	33,913
	$87,333	$50,211
As of December 31, 2013, $63.0 million (December 31, 2012 - $33.9 million) was included in non-controlling interests related to the performance fee payable to Third Point Advisors LLC. Since the performance fee allocation is based on annual performance, the performance fees are included in total liabilities until the performance fee is determined at year end and allocated to Third Point Advisors LLC’s capital account, in accordance with the Investment Agreement.

12.	Deposit contracts
Effective October 1, 2012, Third Point Re entered into an aggregate excess of loss agreement for consideration of $50.0 million. Under the terms of the agreement, Third Point Re maintains a notional experience account, the value of which is the $50.0 million of consideration less claims paid plus a crediting rate multiplied by the annual starting balance of the notional experience account. The crediting rate varies from a minimum of 3% to a maximum of 6.1%, based on actual investment returns realized by the Company.
Effective May 1, 2013, Third Point Re entered into an aggregate excess of loss agreement for consideration of $25.0 million. Under the terms of the agreement, Third Point Re maintains a notional experience account, the value of which is the $25.0 million of consideration less claims paid plus a crediting rate multiplied by the annual starting balance of the notional experience account. The crediting rate varies from a minimum of 3% to a maximum of 6.5%, based on actual investment returns realized by the Company.
Effective June 30, 2013, Third Point Re entered into two loss portfolio contracts for consideration of $27.2 million. Under the terms of the agreements, Third Point Re maintains a notional experience account, the initial value of which is based on the consideration received less a margin. The value of the experience account is reduced by loss payments as they are made and increased by a quarterly interest credit of 0.625%.
Effective July 1, 2013, Third Point Re entered into a contract for consideration of $14.2 million. Under the terms of the agreement, Third Point Re maintains a notional experience account, the initial value of which is based on the consideration received less a margin. The value of the experience account is reduced by loss payments as they are made and increased by a quarterly interest credit of 0.625%.
The following table details the deposit liabilities as of December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
	($ in thousands)
Initial consideration received	$116,369	$50,000
Net investment expense accrued	5,177	446
Payments	(600)	—
	$120,946	$50,446

13.General and administrative expenses
General and administrative expenses for the years ended December 31, 2013 and 2012 and period from October 6, 2011 (incorporation date) to December 31, 2011 are as follows:

	2013	2012	2011
	($ in thousands)
Payroll and related	$13,490	$13,780	$698
Share compensation expenses	9,800	6,408	—
Legal and accounting	3,312	1,436	149
Travel and entertainment	2,473	1,887	—
IT related	1,290	1,417	—
Corporate insurance	744	365	—
Credit facility fees	605	677	—
Occupancy	420	595	34
Director and board costs	213	236	—
Other general and administrative expenses	689	575	249
	$33,036	$27,376	$1,130

14.Net investment income
Net investment income for the years ended December 31, 2013 and 2012 a consisted of the following:

	2013	2012
Net investment income by type	($ in thousands)
Net unrealized gains on investments and investment derivatives	$78,950	$113,422
Net realized gains on investments and investment derivatives	236,333	55,632
Net gain (loss) on foreign currencies	21,106	(219)
Dividend and interest income, net of withholding taxes	14,233	25,284
Dividends paid on securities sold, not yet purchased	(722)	(1,629)
Management and performance fees	(87,333)	(50,211)
Other expenses	(8,863)	(5,411)
Net investment income on investments managed by Third Point LLC	253,704	136,868
Deposit liabilities and reinsurance contracts investment expense	(4,922)	(446)
Investment income on cash collateral held by the Catastrophe Reinsurer	86	—
Net gain on reinsurance contract derivatives written by the Catastrophe Reinsurer	4,335	—
	$253,203	$136,422

	2013	2012
Net investment income by asset class	($ in thousands)
Net investment gains on equity securities	$243,449	$96,210
Net investment gains on debt securities	69,194	65,040
Net investment gains (losses) on other investments	(5,045)	7,386
Net investment gains on derivatives	29,257	5,793
Net investment gains (losses) on securities sold, not yet purchased	(5,974)	17,076
Net investment income (loss) on cash	17,961	(1,230)
Net investment gains on securities purchased under and agreement to resell	1,863	562
Management and performance fees	(87,333)	(50,211)
Other investment expenses	(5,247)	(3,758)
Deposit liabilities and reinsurance contracts investment expense	(4,922)	(446)
	$253,203	$136,422

15.	Share capital
Authorized and issued
The Company's authorized share capital of $33.0 million is comprised of 300,000,000 common shares with a par value of $0.10 each and 30,000,000 preference shares with a par value of $0.10 each. As of December 31, 2013, 103,888,916 common shares were issued and outstanding. No preference shares have been issued to date.

On August 20, 2013, the Company completed an IPO of 24,832,484 common shares at a purchase price of $12.50 per share. The net proceeds of the offering were $286.0 million, after deducting offering costs.
Warrants
The Company’s Founders and an advisor provided insurance industry expertise, resources and relationships to ensure that the Company would be fully operational with key management in place in time for the January 2012 underwriting season. In consideration of these commitments, the Company reserved for issuance to the Founders and an advisor warrants to purchase, in the aggregate, up to 4.0% (Founders 3.5% and an advisor 0.5%) of the diluted shares (up to a maximum of $1 billion of subscribed shares) provided that the Founders and the advisor will not be issued any warrants for common shares issued in consideration for any capital raised by the Company in excess of $1 billion. The following is a summary of warrants as of December 31, 2013:

	Exercise price	Authorized and issued	Aggregated fair value of warrants
	($ in thousands, except for share and per share amounts)
Founders	$10.00	4,069,868	$15,203
Advisor	$10.00	581,295	2,171
		4,651,163	$17,374
The warrants were subject to a performance condition that was met as a result of the IPO. Prior to the IPO, 3,648,006 of the warrants outstanding had met the performance condition. After the IPO, the remaining 1,003,157 warrants met the performance condition. For the year ended December 31, 2013, the Company recorded $3.7 million related to the additional warrants that met the performance condition as a result of the IPO. These amounts have been recorded as a component of capital raise costs in additional paid in capital resulting in no net impact to total shareholders’ equity.
The warrants expire 10 years from the date of issuance, December 22, 2011, and will be exercisable at a price per share of $10.00, which is equal to the price per share paid by investors in the initial private offering.

16.	Share-based compensation
On July 15, 2013, the Third Point Reinsurance Ltd. 2103 Omnibus Incentive Plan (“Omnibus Plan”) was approved by the Board of Directors and subsequently on August 2, 2013 by the Shareholders of the Company. An aggregate of 21,627,906 common shares were made available under the Omnibus Plan. This number of shares includes the shares available under the Third Point Reinsurance Limited Share Incentive Plan ("Share Incentive Plan"). Awards under the Omnibus Plan may be made in the form of performance awards, restricted shares, restricted share units, share options, share appreciation rights and other share-based awards.
As of December 31, 2013, 10,613,975 of the Company's common shares were available for future issuance under the equity incentive compensation plans.
Share based compensation expense of $9.8 million for the year ended December 31, 2013 (2012 - $6.4 million) was included in general and administrative expenses, which included $2.1 million related to additional expense incurred due to the performance condition having been met as a result of the IPO.
As of December 31, 2013, the Company had $23.8 million of unamortized share compensation expense which is expected to be amortized over a weighted average period of 2.0 years.

(a)	Management and director options
The management options issued under the Share Incentive Plan were subject to a service and performance condition. The service condition will be met with respect to 20% of the management options on each of the first five anniversary dates following the grant date of the management options. The performance condition with respect to the management options was met as a result of the IPO. Prior to the IPO, 8,572,594 of the management options outstanding had met the performance condition. After the IPO, the remaining 2,357,633 management options had met the performance condition.
The director options contain only a service condition that will be met with respect to 20% of the director options on each of the five anniversary dates following the grant date of the director options. On November 6, 2013, the director options were modified so that a total of 60% of the outstanding options vested on that date and the remaining 40% of the director options were forfeited. These forfeited options were replaced with restricted share awards.
The management and director options activity for the years ended December 31, 2013 and 2012 were as follows:

	Number of options	Weighted average exercise price
Balances as of January 1, 2012	—	—
Granted - employees	10,872,090	13.20
Granted - directors	84,748	13.20
Forfeited	—	—
Exercised	—
Balances as of December 31, 2012	10,956,838	13.20
Granted - employees	348,836	14.09
Granted - directors	—
Forfeited	(324,599)	13.20
Exercised	—
Balances as of December 31, 2013	10,981,075	$13.23
The fair value of share options issued were estimated on the grant date using the Black-Scholes option-pricing model. The estimated share price used for purposes of determining the fair value of share options that were granted in the second quarter of 2013 (prior to the IPO) was $10.89 (2012 - $10.00). The volatility assumption used of 21.95% (2012

- 31.25%) was based on the average estimated volatility of a reinsurance company peer group. The other assumptions used in the option-pricing model were as follows: risk free interest rate of 1.23% (2012 - 1.9%), expected life of 6.5 years (2012 - 10.0 years) and a 0.0% dividend yield (2012 - 0.0%). As of December 31, 2013, the weighted average remaining contractual term for options outstanding was 8.1 years (2012 - 9.0 years).
The following table summarizes information about the Company’s management and director share options outstanding as of December 31, 2013:

	Options outstanding			Options exercisable
Range of exercise prices	Number of options	Weighted average exercise price	Remaining contractual life	Number of options	Weighted average exercise price
$10.00-$10.89	6,588,647	$10.03	8.06	1,872,367	$10.00
$16.00-$16.89	2,196,214	$16.03	8.06	624,123	$16.00
$20.00-$20.89	2,196,214	$20.03	8.06	624,123	$20.00
	10,981,075	$13.23	8.06	3,120,613	$13.20
For the year ended December 31, 2013, the Company recorded $8.3 million (2012 - $4.8 million) of share compensation expense related to share options, which included $2.1 million related to additional expense incurred related to the performance condition being met as a result of the IPO.
The aggregate intrinsic value of options outstanding and options exercisable as of December 31, 2013 was $61.5 million and $17.6 million, respectively (2012 - $5.9 million and $0.5 million, respectively).

(b)	Restricted shares
Restricted shares vest either ratably or at the end of the required service period and contain certain restrictions during the vesting period, relating to, among other things, forfeiture in the event of termination of employment or service and transferability.
Restricted share award activity for the year ended December 31, 2013 and 2012 was as follows:

	Number of non- vested restricted shares	Weighted average grant date fair value
Balance as of January 1, 2012	—	$—
Granted	641,800	10.00
Forfeited	(22,500)	10.00
Vested	—
Balance as of December 31, 2012	619,300	10.00
Granted	37,856	15.22
Forfeited	—
Vested	—
Balance as of December 31, 2013	657,156	$10.30
For the year ended December 31, 2013, the Company issued 5,000 (2012 - 641,800) restricted shares to employees. The restricted shares issued to employees in 2013 will cliff vest after 2 years from the date of issuance, subject to the grantee's continued service with the Company. The restricted shares issued in 2012 cliff vest after 3 or 5 years from the date of issuance, subject to the grantee's continued service with the Company.
For the year ended December 31, 2013, the Company also awarded 32,856 restricted shares (2012 - none) to non-employee directors pursuant to the Company's Omnibus Plan. Each of the restricted shares issued to non-employee directors contain similar restrictions to those issued to employees and will vest on December 31, 2014, subject to the grantee's continued service with the Company.
For the year ended December 31, 2013, the Company recorded $1.5 million (2012 - $1.6 million) compensation expense related to restricted share awards.

17.	Non-controlling interests
Non-controlling interests represent the portion of equity in consolidated subsidiaries not attributable, directly or indirectly, to the Company. The ownership interests in consolidated subsidiaries held by parties other than the Company have been presented in the consolidated balance sheets, as a separate component of shareholders’ equity. Non-controlling interests as of December 31, 2013 and 2012 are as follows:

	December 31, 2013	December 31, 2012
	($ in thousands)
Catastrophe Fund	$49,254	$19,646
Catastrophe Fund Manager	(236)	2
Joint Venture - Third Point Advisors LLC share	69,717	40,129
	$118,735	$59,777
Income (loss) attributable to non-controlling interests for the years ended December 31, 2013 and 2012 was:

	2013	2012
	($ in thousands)
Catastrophe Fund	$4,284	$—
Catastrophe Fund Manager	(238)	—
Joint Venture - Third Point Advisors LLC share	1,721	1,216
	$5,767	$1,216
As of December 31, 2013, the following entities were consolidated in line with voting model per ASC 810: Consolidation:
• Third Point Reinsurance Opportunities Fund Ltd.
• Third Point Re Cat Ltd.
• Third Point Reinsurance Investment Management Ltd.
As of December 31, 2013, the following entities were consolidated in line with variable interest model as per ASC 810: Consolidation:
• Investment Joint Venture

a)	Third Point Reinsurance Opportunities Fund Ltd. and Third Point Re Cat Ltd.
As of December 31, 2013, Third Point Re's investment in the Catastrophe Fund was $54.8 million (December 31, 2012 - $22.0 million), representing approximately 53% of the Catastrophe Fund’s issued, non-voting, participating share capital. The objective of the Catastrophe Fund is to achieve positive uncorrelated investment returns by investing, through the Catastrophe Reinsurer, in a portfolio of collateralized reinsurance transactions and other insurance-linked investments, including catastrophe bonds and industry loss warranties.
The Catastrophe Fund Manager holds 100% of the authorized and issued voting, nonparticipating shares of the Catastrophe Fund, while the Catastrophe Fund’s investors, including Third Point Re, hold 100% of issued non-voting, participating shares.

Furthermore, 100% of the authorized and issued voting, non-participating share capital of the Catastrophe Reinsurer and 100% of the issued non-voting, participating share capital of the Catastrophe Reinsurer is held by the Catastrophe Fund.
For the year ended December 31, 2013, the Catastrophe Fund called $53.0 million (Third Point Re’s share - $28.0 million) of committed capital resulting in a contribution to non-controlling interests for the Catastrophe Fund of $25.3 million for the year ended December 31, 2013.

b)	Third Point Reinsurance Investment Management Ltd. (the “Catastrophe Fund Manager”)
The Catastrophe Fund Manager has been consolidated as part of the Company with Hiscox’s 15% interest in the Catastrophe Fund Manager recorded as a non-controlling interest. The Catastrophe Fund Manager acts as manager for both the Catastrophe Fund and the Catastrophe Reinsurer and in that capacity is responsible for overseeing:

•	The investment activities of the Catastrophe Fund, and

•	The underwriting activities of the Catastrophe Reinsurer.
The Catastrophe Fund Manager does not participate in the profits or losses of either the Catastrophe Fund or the Catastrophe Reinsurer; however, the Catastrophe Fund Manager does receive management and performance fees for its advisory services.

c)	Third Point Advisors LLC
The joint venture created through the Investment Agreement (Note 11) has been considered a variable interest entity in accordance with U.S. GAAP. Since the Company was deemed to be the primary beneficiary, the Company has consolidated the joint venture and has recorded Third Point Advisors LLC’s minority interest as a non-controlling interest in the consolidated statements of shareholders’ equity.
For the year ended December 31, 2013, $35.1 million (2012 - $nil) was distributed by Third Point Advisors LLC and reduced the amount of the non-controlling interest.

18.	Earnings per share
The following sets forth the computation of basic and diluted earnings per share for the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation) to December 31, 2011:

	2013	2012	2011
Weighted-average number of common shares outstanding:	($ in thousands)
Basic number of common shares outstanding	87,505,540	78,432,132	78,432,132
Dilutive effect of options	400,149	—	—
Dilutive effect of warrants	1,064,842	166,104	—
Diluted number of common shares outstanding	88,970,531	78,598,236	78,432,132

Basic net income (loss) per common share:
Net income (loss)	$227,311	$99,401	$(1,130)
Income allocated to participating shares	(1,618)	(734)	—
Net income (loss) available to common shareholders	$225,693	$98,667	$(1,130)

Basic net income (loss) per common share	$2.58	$1.26	$(0.01)

Diluted net income (loss) per common share
Net income (loss)	$227,311	$99,401	$(1,130)
Income allocated to participating securities	(1,592)	(737)	—
Net income (loss) available to common shareholders	$225,719	$98,664	$(1,130)

Diluted net income (loss) per common share	$2.54	$1.26	$(0.01)

For the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation) to December 31, 2011, anti-dilutive options and warrants of 3,786,173, 3,052,091 and 3,648,006, respectively, were excluded from the computation of diluted earnings (loss) per share.
19. Related party transactions
In addition to the transactions disclosed in Notes 5, 11 and 17 to these consolidated financial statements, the following additional transactions are classified as related party transactions, as each counterparty has either a direct or indirect shareholding in the Company or the Company has an investment in such counterparty.

a)	Pine Brook Road Partners, LLC and Narragansett Bay Insurance Company
Third Point Re entered into a quota share reinsurance agreement with Narragansett Bay Insurance Company (“Narragansett Bay”) effective December 31, 2012, which was renewed on December 31, 2013. The Company recorded $4.7 million of premiums related to these contracts for the year ended December 31, 2013 (December 31, 2012 - $9.0 million).  Pine Brook Road Partners, LLC (“Pine Brook”) is the manager of an investment fund that owns common shares and warrants issued by the Company. Pine Brook currently owns approximately 12.0% of the Company’s outstanding common shares. Pine Brook is also the manager of an investment fund that owns common shares in Narragansett Bay.

b)	TP Lux Holdco LP
Third Point Re entered into a limited partnership agreement, as one of the limited partners of TP Lux Holdco LP (the “Cayman HoldCo”), which is also an affiliate of the Investment Manager. The Cayman HoldCo was formed as a limited partnership under the laws of the Cayman Islands and invests and holds debt and equity interests in TP Lux HoldCo S.a.r.l, a Luxembourg private limited liability company (the “LuxCo”), which is also an affiliate of the Investment Manager.

The LuxCo was established under the laws of the Grand-Duchy of Luxembourg and its principle objective is to act as a collective investment vehicle to purchase Euro debt and equity investments. Third Point Re invests in the Cayman HoldCo alongside other investment funds managed by the Investment Manager. As of December 31, 2013 and 2012, Third Point Re held approximately a 10% interest in the Cayman Holdco. As a result, Third Point Re accounts for its investment in the limited partnership under the variable interest model, in which Third Point Re is not the primary beneficiary, at fair value in the consolidated balance sheets and records the change in the fair value in the consolidated statements of income (loss).
As of December 31, 2013, the estimated fair value of the investment in the limited partnership was $29.3 million (December 31, 2012 - $91.3 million).  The valuation policy with respect to this investment in a limited partnership is further described in Note 5.

c)	Third Point Loan L.L.C.
Third Point Loan L.L.C. (“Loan LLC”) serves as nominee of Third Point Re and other affiliated investment management clients of the Investment Manager for certain investments. Loan LLC has appointed the Investment Manager as its true and lawful agent and attorney. As of December 31, 2013, Loan LLC held $147.2 million (December 31, 2012 - $43.7 million) of Third Point Re’s investments, which are included in investments in securities and in derivative contracts in the consolidated balance sheets. Third Point Re’s pro rata interest in the underlying investments registered in the name of the Loan LLC and the related income and expense are reflected accordingly in the consolidated balance sheets and the consolidated statements of income (loss).

d)	Third Point Hellenic Recovery US Feeder Fund, L.P.
Third Point Re is a limited partner in Third Point Hellenic Recovery US Feeder Fund, L.P. (“Hellenic Fund”), which is an affiliate of the Investment Manager. The Hellenic Fund was formed as a limited partnership under the laws of the Cayman Islands and invests and holds debt and equity interests.
Third Point Re committed $11.4 million in the Hellenic Fund, of which $4.3 million was called during the year ended December 31, 2013. As of December 31, 2013, the estimated fair value of Third Point Re’s investment in the Hellenic Fund was $5.3 million. The valuation policy with respect to this investment in a limited partnership is further described in Note 5.
As of December 31, 2013, Third Point Re held less than a 2% interest in the Hellenic Fund. As a result, Third Point Re accounts for its investment in the Hellenic Fund under the variable interest model, in which Third Point Re is not the primary beneficiary, at fair value in the consolidated balance sheets and records the change in the fair value in the consolidated statements of income (loss).

20.	Financial instruments with off-balance sheet risk or concentrations of credit risk
Off-balance sheet risk
In the normal course of business, the Company trades various financial instruments and engages in various investment activities with off-balance sheet risk. These financial instruments include securities sold, not yet purchased, forwards, futures, options, swaptions, swaps and contracts for differences. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the fair values of the securities underlying the financial instruments or fluctuations in interest rates and index values may exceed the amounts recognised in the consolidated balance sheets.
Securities sold, not yet purchased are recorded as liabilities in the consolidated balance sheets and have market risk to the extent that the Company, in satisfying its obligations, may be required to purchase securities at a higher value than that recorded in the consolidated balance sheets. The Company’s investments in securities and amounts due from brokers are partially restricted until the Company satisfies the obligation to deliver securities sold, not yet purchased.

Forward and futures contracts are a commitment to purchase or sell financial instruments, currencies or commodities at a future date at a negotiated rate. Forward and futures contracts expose the Company to market risks to the extent that adverse changes occur to the underlying financial instruments such as currency rates or equity index fluctuations.
Option contracts give the purchaser the right, but not the obligation, to purchase or sell to the option writer financial instruments, commodities or currencies within a defined time period for a specified price. The premium received by the Company upon writing an option contract is recorded as a liability, marked to market on a daily basis and is included in securities sold, not yet purchased in the consolidated balance sheets. In writing an option, the Company bears the market risk of an unfavorable change in the financial instrument underlying the written option. Exercise of an option written by the Company could result in the Company selling or buying a financial instrument at a price different from the current fair value.
Swaption contracts give the Company the right, but not the obligation, to enter into a specified interest-rate swap within a specified period of time. The Company’s market and counterparty credit risk is limited to the premium paid to enter into the swaption contract and net unrealized gains.
Total return swaps, contracts for differences, index swaps, and interest rate swaps that involve the exchange of cash flows between the Company and counterparties are based on the change in the fair value of a particular equity, index, or interest rate on a specified notional holding. The use of these contracts exposes the Company to market risks equivalent to actually holding securities of the notional value but typically involve little capital commitment relative to the exposure achieved. The gains or losses of the Company may therefore be magnified on the capital commitment.
Credit derivatives
Credit default swaps protect the buyer against the loss of principal on one or more underlying bonds, loans, or mortgages in the event the issuer suffers a credit event. Typical credit events include failure to pay or restructuring of obligations, bankruptcy, dissolution or insolvency of the underlying issuer. The buyer of the protection pays an initial and/or a periodic premium to the seller and receives protection for the period of the contract. If there is not a credit event, as defined in the contract, the buyer receives no payments from the seller. If there is a credit event, the buyer receives a payment from the seller of protection as calculated by the contract between the two parties.
The Company may also enter into index and/or basket credit default swaps where the credit derivative may reference a basket of single-name credit default swaps or a broad-based index. Generally, in the event of a default on one of the underlying names, the buyer will receive a pro-rata portion of the total notional amount of the credit default index or basket contract from the seller. When the Company purchases single-name, index and basket credit default swaps, the Company is exposed to counterparty nonperformance.
Upon selling credit default swap protection, the Company may expose itself to the risk of loss from related credit events specified in the contract. Credit spreads of the underlying together with the period of expiration is indicative of the likelihood of a credit event under the credit default swap contract and the Company’s risk of loss. Higher credit spreads and shorter expiration dates are indicative of a higher likelihood of a credit event resulting in the Company’s payment to the buyer of protection. Lower credit spreads and longer expiration dates would indicate the opposite and lowers the likelihood the Company needs to pay the buyer of protection. Cash collateral available to the Company to mitigate potential counterparty risk related to written credit default swaps amounted to $1.6 million as of December 31, 2013. Cash collateral received is based on the net exposure associated with all derivative instruments subject to applicable netting agreements with counterparties and may not be specific to any individual derivative contract.

The following table sets forth certain information related to the Company’s written credit derivatives as of December 31, 2013:

	Maximum Payout/ Notional Amount (by period of expiration)			Fair Value of Written Credit Derivatives (2)
Credit Spreads on underlying (basis points)	0-5 years	5 years or Greater Expiring Through 2046	Total Written Credit Default Swaps (1)	Asset	Liability	Net Asset/(Liability)
	($ in thousands)
Single name (0 - 250)	$368	$—	$368	$—	(104)	(104)
Single name (251-500)	9,514	—	9,514	1,136	—	1,136
Index (0-250)	—	550	550	21	(244)	(223)
	$9,882	$550	$10,432	$1,157	$(348)	$809

(1)	As of December 31, 2013, the Company did not hold any offsetting buy protection credit derivatives with the same underlying reference obligation.

(2)	Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.

As of December 31, 2012, the Company sold protection on an index-reference obligation with a maximum potential payout amount of $0.4 million, a credit spread of 0.44% and maturity in 2046. The fair value of such protection sold totaled $0.2 million as of December 31, 2012.
Concentrations of credit risk
In addition to off-balance sheet risks related to specific financial instruments, the Company may be subject to concentration of credit risk with particular counterparties. Substantially all securities transactions of the Company are cleared by several major securities firms. The Company had substantially all such individual counterparty concentration with these brokers or their affiliates as of December 31, 2013. However, the Company reduces its credit risk with counterparties by entering into master netting agreements. Therefore, assets represent the Company’s greater unrealized gains less unrealized losses for derivative contracts in which the Company has master netting agreements. Similarly, liabilities represent the Company’s greater unrealized losses less unrealized gains for derivative contracts in which the Joint Venture has master netting agreements. Furthermore, the Company obtains collateral from counterparties to reduce its exposure to counterparty credit risk.
The Company’s maximum exposure to credit risk associated with counterparty nonperformance on derivative contracts is limited to the net unrealized gains by counterparty inherent in such contracts which are recognised in the consolidated balance sheets. As of December 31, 2013, the Company’s maximum counterparty credit risk exposure was $19.0 million (December 31, 2012 - $17.0 million).

21.	Commitments and Contingencies
Operating lease
The Company leases office space at Chesney House in Bermuda. The lease expires on November 30, 2015. The lease has been accounted for as an operating lease. Total rent expense for the year ended December 31, 2013 was $0.4 million (2012: $0.4 million, 2011: $0.03 million).

Future minimum rental commitments as of December 31, 2013 under this lease are expected to be as follows:

($ in thousands)
2014	402
2015	368
2016	—
2017	—
$770
Agreements
Third Point LLC
The Company and Third Point Re (together, the "Companies") entered into a 5 year investment management agreement with Third Point LLC on December 22, 2011. The Companies are parties to an Investment Agreement with Third Point LLC under which the Companies, Third Point LLC and Third Point Advisors LLC formed a joint venture for the purpose of managing certain jointly held assets. The non-controlling interest in the consolidated balance sheets includes Third Point Advisors LLC’s share of assets in the investment joint venture.
Netjets
On December 20, 2011, Third Point Re acquired from Netjets Sales Inc. (“Netjets”) an undivided 12.5% interest in two aircraft for a five year period. The agreement with NetJets provides for monthly management fees, occupied hourly fees and other fees. Future minimum management fee commitments as of December 31, 2013 under the existing lease are expected to be as follows:

($ in thousands)
2014	547
2015	567
2016	539
2017	—
$1,653
Letters of credit
As of December 31, 2013, the Company had entered into the following letter of credit facilities, which automatically renew annually unless terminated by either party in accordance with the required notice period:

	Facility	Renewal date	Notice period (Unused Facility Portion)
	($ in thousands)
BNP Paribas	$100,000	February 15, 2015	60 days prior to termination date
Citibank (1)	150,000	January 23, 2015	90 days prior to termination date
J.P. Morgan	50,000	August 22, 2014	60 days prior to termination date
	$300,000

(1)	Effective January 1, 2013, the Citibank facility was reduced from $250.0 million to $150.0 million.
As of December 31, 2013, $127.3 million (December 31, 2012 - $60.9 million) of letters of credit, representing 42.4% (December 31, 2012 – 15.3% (based on total available facilities of $400 million)) of the total available facilities, had been drawn upon.

Under the facilities, the Company provides collateral that may consist of equity securities, repurchase agreements and cash and cash equivalents. As of December 31, 2013, cash and cash equivalents with a fair value of $100.6 million (December 31, 2012 - $64.8 million) were pledged as security against the letters of credit issued. These amounts are included in restricted cash and cash equivalents in the consolidated balance sheets. Each of the facilities contain customary events of default and restrictive covenants, including but not limited to, limitations on liens on collateral, transactions with affiliates, mergers and sales of assets, as well as solvency and maintenance of certain minimum pledged equity requirements, A.M. Best Company rating of “A-” or higher, and restricts issuance of any debt without the consent of the letter of credit provider. Additionally, if an event of default exists, as defined in the letter of credit facilities, the Company will be prohibited from paying dividends. The Company was in compliance with all of the covenants as of December 31, 2013.
Investments
Loan and other participation interests purchased by the Company, such as bank debt, may include revolving credit arrangements or other financing commitments obligating the Company to advance additional amounts on demand. As of December 31, 2013, the Company had no unfunded capital commitments.
In the normal course of business, the Company, as part of its investment strategy, enters into contracts that contain a variety of indemnifications and warranties. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. Thus, no amounts have been accrued related to such indemnifications. The Company also indemnifies Third Point Advisors LLC, Third Point LLC and its employees from and against any loss or expense, including, without limitation any judgment, settlement, legal fees and other costs. Any expenses related to this indemnification are reflected in net investment income in the consolidated statements of income (loss).
Litigation
From time to time in the normal course of business, the Company may be involved in formal and informal dispute resolution procedures, which may include arbitration or litigation, the outcomes of which determine the rights and obligations under the Company's reinsurance contracts and other contractual agreements. In some disputes, the Company may seek to enforce its rights under an agreement or to collect funds owing to it.  In other matters, the Company may resist attempts by others to collect funds or enforce alleged rights. While the final outcome of legal disputes that may arise cannot be predicted with certainty, the Company is not currently involved in any formal or informal dispute resolution procedures.
22.    Segment reporting
The determination of the Company’s business segments is based on the manner in which management monitors the performance of its operations. The Company reports two operating segments – Property and Casualty Reinsurance and Catastrophe Risk Management. The Company has also identified a corporate function that includes the Company’s investment results and certain general and administrative expenses related to corporate activities.
The following is a summary of the Company’s operating segments results for the years ended December 31, 2013 and 2012:

	Year Ended December 31, 2013
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$393,588	$8,349	$—	$401,937
Gross premiums ceded	(9,975)	—	—	(9,975)
Net premiums written	383,613	8,349	—	391,962
Change in net unearned premium reserves	(171,006)	(289)	—	(171,295)
Net premiums earned	212,607	8,060	—	220,667
Net investment income	—	4,421	248,782	253,203
Total revenues	212,607	12,481	248,782	473,870
Expenses
Loss and loss adjustment expenses incurred, net	139,616	196	—	139,812
Acquisition costs, net	66,981	963	—	67,944
General and administrative expenses	21,838	3,852	7,346	33,036
Total expenses	228,435	5,011	7,346	240,792
Underwriting loss	(15,828)	n/a	n/a	n/a
Income including non-controlling interests	n/a	7,470	241,436	233,078
Income attributable to non-controlling interests	n/a	(4,046)	(1,721)	(5,767)
Net income (loss)	$(15,828)	$3,424	$239,715	$227,311

Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	65.7%
Acquisition cost ratio (2)	31.5%
General and administrative expense ratio (3)	10.3%
Combined ratio (4)	107.5%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.

(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(4)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

	Year Ended December 31, 2012
	Property and Casualty Reinsurance	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$190,374	$—	$—	$190,374
Gross premiums ceded	—	—	—	—
Net premiums written	190,374	—	—	190,374
Change in net unearned premium reserves	(93,893)	—	—	(93,893)
Net premiums earned	96,481	—	—	96,481
Net investment income	—	—	136,422	136,422
Total revenues	96,481	—	136,422	232,903
Expenses
Loss and loss adjustment expenses incurred, net	80,306	—	—	80,306
Acquisition costs, net	24,604	—	—	24,604
General and administrative expenses	20,290	1,534	5,552	27,376
Total expenses	125,200	1,534	5,552	132,286
Underwriting loss	(28,719)	n/a	n/a	n/a
Income (loss) including non-controlling interests	n/a	(1,534)	130,870	100,617
Income attributable to non-controlling interests	n/a	—	(1,216)	(1,216)
Net income (loss)	$(28,719)	$(1,534)	$129,654	$99,401

Property and Casualty Reinsurance - Underwriting Ratios:

Loss ratio (1)	83.2%
Acquisition cost ratio (2)	25.5%
General and administrative expense ratio (3)	21.0%
Combined ratio (4)	129.7%

(1)	Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.

(2)	Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(4)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

For the year ended December 31, 2013, three contracts individually contributed greater than 10% of total gross premiums written. These three contracts individually contributed 14.9%, 11.2% and 10.5%, respectively, of total gross premiums written for the year ended December 31, 2013. For the year ended December 31, 2012, three contracts each contributed greater than 10% of total gross premiums written. These three contracts contributed 22.3%, 20.0% and 11.8%, respectively, of total gross premiums written for the year ended December 31, 2012.

The following table provides a breakdown of the Company’s gross premiums written by line of business for the years ended December 31, 2013 and 2012:

	2013		2012
	($ in thousands)
Property	$67,612	16.8%	$103,174	54.2%
Casualty	210,017	52.2%	44,700	23.5%
Specialty	115,959	28.9%	42,500	22.3%
Total property and casualty reinsurance	393,588	97.9%	190,374	100.0%
Catastrophe risk management	8,349	2.1%	—	—%
	$401,937	100.0%	$190,374	100.0%
The following table provides a breakdown of the Company’s gross premiums written by prospective and retroactive reinsurance contracts for the years ended December 31, 2013 and 2012:

	2013		2012
	($ in thousands)
Prospective	$362,151	90.1%	$190,374	100.0%
Retroactive	39,786	9.9%	—	—%
	$401,937	100.0%	$190,374	100.0%
The Company records the gross premium written and earned at the inception of the contract for retroactive reinsurance contracts.
Substantially all of the Company’s business is sourced through reinsurance brokers. The following table provides a breakdown of the Company’s gross premiums written from brokers for the years ended December 31, 2013 and 2012:

	2013		2012
	($ in thousands)
Aon Benfield - a division of Aon plc	$111,865	27.8%	$22,000	11.6%
Guy Carpenter & Company, LLC	89,125	22.2%	65,073	34.2%
Advocate Reinsurance Partners, LLC	57,994	14.4%	22,473	11.8%
BMS Intermediaries	46,095	11.5%	5,269	2.8%
Other brokers	40,246	10.0%	33,059	17.4%
Total broker placed	345,325	85.9%	147,874	77.8%
Other	56,612	14.1%	42,500	22.2%
	$401,937	100.0%	$190,374	100.0%
The following table provides a breakdown of the Company’s gross premiums written by domicile of the ceding companies for the years ended December 31, 2013 and 2012 :

	2013		2012
	($ in thousands)
United States	$304,141	75.7%	$190,374	100.0%
Bermuda	96,396	24.0%	—	—%
Other	1,400	0.3%	—	—%
	$401,937	100.0%	$190,374	100.0%

23. Statutory requirements

The following is a summary of actual and required statutory capital and surplus and statutory net income as of December 31, 2013 and 2012 and for the years then ended:

	December 31, 2013	December 31, 2012
	($ in thousands)
Actual statutory capital	$1,303,487	$824,453
Required statutory capital and surplus	526,933	116,416
Statutory net income	229,974	101,347
Under the Bermuda Insurance Act, 1978 and related regulations, Third Point Re is subject to capital requirements calculated using the Bermuda Solvency and Capital Requirement, or BSCR model, which is a standardized statutory risk-based capital model used to measure the risk associated with Third Point Re’s assets, liabilities and premiums. Third Point Re’s required statutory capital and surplus under the BSCR model is referred to as the enhanced capital requirement, or ECR. Third Point Re is required to calculate and submit the ECR to the Bermuda Monetary Authority, or the BMA, annually. Following receipt of the submission of Third Point Re’s ECR the BMA has the authority to impose additional capital requirements (capital add-ons) if it deems necessary. If a company fails to maintain or meet its ECR, the BMA may take various degrees of regulatory action. As of December 31, 2013 and 2012, Third Point Re met its ECR.
The principal difference between statutory capital and surplus and shareholders' equity presented in accordance with GAAP is deferred acquisition costs and prepaid expenses, which are non-admitted assets for statutory purposes.
Third Point Re is also required under its Class 4 license to maintain a minimum liquidity ratio whereby the value of its relevant assets is not less than 75% of the amount of its relevant liabilities for general business. As of December 31, 2013 and 2012, Third Point Re met the minimum liquidity ratio requirement.
Third Point Re may declare dividends subject to it continuing to meet its solvency and capital requirements, which includes continuing to hold statutory capital and surplus equal to or exceeding its ECR. Third Point Re is prohibited from declaring or paying in any fiscal year dividends of more than 25% of its prior year's statutory capital and surplus unless Third Point Re files with the BMA a signed affidavit by at least two members of the Board of Directors attesting that a dividend would not cause the company to fail to meet its relevant margins. As of December 31, 2013, Third Point Re could pay dividends in 2014 of approximately $325.9 million (2012 - $206.1 million) without providing an affidavit to the BMA.

24. Quarterly financial results (UNAUDITED)

	Quarters ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	($ in thousands)
Revenues
Gross premiums written	$162,277	$45,425	$98,215	$96,020
Gross premiums ceded	—	—	—	(9,975)
Net premiums written	162,277	45,425	98,215	86,045
Change in net unearned premium reserves	(103,767)	20,904	(35,928)	(52,504)
Net premiums earned	58,510	66,329	62,287	33,541
Net investment income	87,074	53,371	32,067	80,691
Total revenues	145,584	119,700	94,354	114,232
Expenses
Loss and loss adjustment expenses incurred, net	36,133	39,349	45,692	18,638
Acquisition costs, net	18,833	21,117	14,921	13,073
General and administrative expense	8,965	9,846	7,217	7,008
Total expenses	63,931	70,312	67,830	38,719
Income including non-controlling interests	81,653	49,388	26,524	75,513
Income attributable to non-controlling interests	(1,565)	(2,818)	(301)	(1,083)
Net income	$80,088	$46,570	$26,223	$74,430

Earnings per share
Basic	$0.77	$0.52	$0.33	$0.94
Diluted (1)	$0.75	$0.51	$0.33	$0.93

Weighted average number of common shares used in the determination of earnings per share

Basic	103,264,616	89,620,394	78,432,132	78,432,132
Diluted (1)	106,390,339	90,915,805	79,254,268	79,083,675

(1) - During the quarter, it was determined that diluted earnings per share for the prior periods had been calculated incorrectly, which resulted in an understatement of diluted earnings per share. See Note 2 to the Consolidated Financial Statements.

	Quarters ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	($ in thousands)
Revenues
Gross premiums written	$27,895	$41,651	$28,178	$92,650
Gross premiums ceded	—	—	—	—
Net premiums written	27,895	41,651	28,178	92,650
Change in net unearned premium reserves	5,590	(7,333)	(13,337)	(78,813)
Net premiums earned	33,485	34,318	14,841	13,837
Net investment income	72,511	47,686	(17,623)	33,848
Total revenues	105,996	82,004	(2,782)	47,685
Expenses
Loss and loss adjustment expenses incurred, net	26,626	24,709	16,686	12,285
Acquisition costs, net	10,898	10,856	2,138	712
General and administrative expense	7,155	6,440	9,621	4,160
Total expenses	44,679	42,005	28,445	17,157
Income (loss) including non-controlling interests	61,317	39,999	(31,227)	30,528
(Income) loss attributable to non-controlling interests	(607)	(423)	120	(306)
Net income (loss)	$60,710	$39,576	$(31,107)	$30,222

Earnings (loss) per share
Basic	$0.77	$0.50	$(0.40)	$0.38
Diluted (1)	$0.76	$0.50	$(0.40)	$0.38

Weighted average number of common shares used in the determination of earnings (loss) per share

Basic	78,432,132	78,432,132	78,432,132	78,432,132
Diluted (1)	78,820,844	78,551,830	78,432,132	78,432,132

(1) - During the quarter, it was determined that diluted earnings per share for the prior periods had been calculated incorrectly, which resulted in an understatement of diluted earnings per share. See Note 2 to the Consolidated Financial Statements.

25.    Supplemental guarantor information
The following tables present historical, supplemental guarantor financial information as if new debt was issued by a subsidiary of Third Point Reinsurance Ltd. with Third Point Reinsurance Ltd. serving as a parent guarantor.  The subsidiary presented as the issuer of debt is Third Point Re (USA) Holdings Inc., a wholly-owned subsidiary, incorporated on November 21, 2014.

The following information sets forth the Company’s condensed consolidating balance sheets as of December 31, 2013 and 2012 and the condensed consolidating statements of income (loss) and cash flows for the years ended December 31, 2013 and 2012 and for the period from October 6, 2011 (date of incorporation) to December 31, 2011.  Investments in subsidiaries are accounted for on the equity method; accordingly, entries necessary to consolidate the parent guarantor, issuer of debt and all other subsidiaries are reflected in the eliminations column.

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2013
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Equity securities	$—	$—	$954,111	$—	$954,111
Debt securities	—	—	441,424	—	441,424
Other investments	—	—	65,329	—	65,329
Total investments in securities and commodities	—	—	1,460,864	—	1,460,864
Cash and cash equivalents	294	—	31,331	—	31,625
Restricted cash and cash equivalents	—	—	193,577	—	193,577
Investment in subsidiaries	1,394,644	—	—	(1,394,644)	—
Due from brokers	—	—	98,386	—	98,386
Securities purchased under an agreement to sell	—	—	38,147	—	38,147
Derivative assets, at fair value	—	—	39,045	—	39,045
Interest and dividends receivable	—	—	2,615	—	2,615
Reinsurance balances receivable	—	—	191,763	—	191,763
Deferred acquisition costs, net	—	—	91,193	—	91,193
Loss and loss adjustment expenses recoverable	—	—	9,277	—	9,277
Other assets	720	—	2,678	—	3,398
Amounts due from affiliates	417	—	(417)	—	—
Total assets	$1,396,075	$—	$2,158,459	$(1,394,644)	$2,159,890
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$242	$—	$9,214	$—	$9,456
Reinsurance balances payable	—	—	9,081	—	9,081
Deposit liabilities	—	—	120,946	—	120,946
Unearned premium reserves	—	—	265,187	—	265,187
Loss and loss adjustment expense reserves	—	—	134,331	—	134,331
Securities sold, not yet purchased, at fair value	—	—	56,056	—	56,056
Due to brokers	—	—	44,870	—	44,870
Derivative liabilities, at fair value	—	—	8,819	—	8,819
Interest and dividends payable	—	—	748	—	748
Amounts due to affiliates	4,172	—	(4,172)	—	—
Total liabilities	4,414	—	645,080	—	649,494
Shareholders' equity
Common shares	10,389	—	1,251	(1,251)	10,389
Additional paid-in capital	1,055,690	—	1,064,493	(1,064,493)	1,055,690
Retained earnings	325,582	—	328,900	(328,900)	325,582
Shareholders' equity attributable to shareholders	1,391,661	—	1,394,644	(1,394,644)	1,391,661
Non-controlling interests	—	—	118,735	—	118,735
Total shareholders' equity	1,391,661	—	1,513,379	(1,394,644)	1,510,396
Total liabilities and shareholders' equity	$1,396,075	$—	$2,158,459	$(1,394,644)	$2,159,890

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2012
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Equity securities	$—	$—	$500,929	$—	$500,929
Debt securities	—	—	279,331	—	279,331
Other investments	—	—	157,430	—	157,430
Total investments in securities and commodities	—	—	937,690	—	937,690
Cash and cash equivalents	169	—	33,836	—	34,005
Restricted cash and cash equivalents	—	—	77,627	—	77,627
Investment in subsidiaries	870,116	—	—	(870,116)	—
Due from brokers	—	—	131,785	—	131,785
Securities purchased under an agreement to sell	—	—	60,408	—	60,408
Derivative assets, at fair value	—	—	25,628	—	25,628
Interest and dividends receivable	—	—	2,088	—	2,088
Reinsurance balances receivable	—	—	84,280	—	84,280
Deferred acquisition costs, net	—	—	45,383	—	45,383
Other assets	35	—	3,088	—	3,123
Amounts due from affiliates	770	—	(770)	—	—
Total assets	$871,090	$—	$1,401,043	$(870,116)	$1,402,017
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$394	$—	$4,884	$—	$5,278
Deposit liabilities	—	—	50,446	—	50,446
Unearned premium reserves	—	—	93,893	—	93,893
Loss and loss adjustment expense reserves	—	—	67,271	—	67,271
Securities sold, not yet purchased, at fair value	—	—	176,454	—	176,454
Due to brokers	—	—	66,107	—	66,107
Derivative liabilities, at fair value	—	—	12,992	—	12,992
Interest and dividends payable	—	—	1,255	—	1,255
Amounts due to affiliates	2,152	—	(2,152)	—	—
Total liabilities	2,546	—	471,150	—	473,696
Shareholders' equity
Common shares	7,843	—	1,012	(1,012)	7,843
Additional paid-in capital	762,430	—	768,850	(768,850)	762,430
Retained earnings	98,271	—	100,254	(100,254)	98,271
Shareholders' equity attributable to shareholders	868,544	—	870,116	(870,116)	868,544
Non-controlling interests	—	—	59,777	—	59,777
Total shareholders' equity	868,544	—	929,893	(870,116)	928,321
Total liabilities and shareholders' equity	$871,090	$—	$1,401,043	$(870,116)	$1,402,017

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF INCOME
For the year ended December 31, 2013
(expressed in thousands of U.S. dollars)
	Parent Guarantor		Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Gross premiums written	$—	$—	$—	$401,937	$—	$401,937
Gross premiums ceded	—		—	(9,975)	—	(9,975)
Net premiums written	—		—	391,962	—	391,962
Change in net unearned premium reserves	—		—	(171,295)	—	(171,295)
Net premiums earned	—		—	220,667	—	220,667
Net investment income	—		—	253,203	—	253,203
Equity in earnings of subsidiaries	228,646		—	—	(228,646)	—
Total revenues	228,646		—	473,870	(228,646)	473,870
Expenses
Loss and loss adjustment expenses incurred, net	—		—	139,812	—	139,812
Acquisition costs, net	—		—	67,944	—	67,944
General and administrative expenses	1,335		—	31,701	—	33,036
Total expenses	1,335		—	239,457	—	240,792
Income including non-controlling interests	227,311		—	234,413	(228,646)	233,078
Income attributable to non-controlling interests	—		—	(5,767)	—	(5,767)
Net income	$227,311		$—	$228,646	$(228,646)	$227,311

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF INCOME
For the year ended December 31, 2012
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Gross premiums written	$—	$—	$190,374	$—	$190,374
Gross premiums ceded	—	—	—	—	—
Net premiums written	—	—	190,374	—	190,374
Change in net unearned premium reserves	—	—	(93,893)	—	(93,893)
Net premiums earned	—	—	96,481	—	96,481
Net investment income	—	—	136,422	—	136,422
Equity in earnings of subsidiaries	101,346	—	—	(101,346)	—
Total revenues	101,346	—	232,903	(101,346)	232,903
Expenses
Loss and loss adjustment expenses incurred, net	—	—	80,306	—	80,306
Acquisition costs, net	—	—	24,604	—	24,604
General and administrative expenses	1,945	—	25,431	—	27,376
Total expenses	1,945	—	130,341	—	132,286
Income including non-controlling interests	99,401	—	102,562	(101,346)	100,617
Income attributable to non-controlling interests	—	—	(1,216)	—	(1,216)
Net income	$99,401	$—	$101,346	$(101,346)	$99,401

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF INCOME
For the period from October 6, 2011 (date of incorporation) to December 31, 2011
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Gross premiums written	$—	$—	$—	$—	$—
Gross premiums ceded	—	—	—	—	—
Net premiums written	—	—	—	—	—
Change in net unearned premium reserves	—	—	—	—	—
Net premiums earned	—	—	—	—	—
Net investment income	—	—	—	—	—
Equity in earnings of subsidiaries	(1,092)	—	—	1,092	—
Total revenues	(1,092)	—	—	1,092	—
Expenses
Other underwriting income	—	—	—	—	—
Loss and loss adjustment expenses incurred, net	—	—	—	—	—
Acquisition costs, net	—	—	—	—	—
General and administrative expenses	38	—	1,092	—	1,130
Total expenses	38	—	1,092	—	1,130
Loss including non-controlling interests	(1,130)	—	(1,092)	1,092	(1,130)
Loss attributable to non-controlling interests	—	—	—	—	—
Net loss	$(1,130)	$—	$(1,092)	$1,092	$(1,130)

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2013
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income	$227,311	$—	$228,646	$(228,646)	$227,311
Adjustments to reconcile net income to net cash provided by operating activities
Equity in earnings of subsidiaries	(228,646)	—	—	228,646	—
Share compensation expense	—	—	9,800	—	9,800
Net unrealized gain on investments and derivatives	—	—	(78,950)	—	(78,950)
Net realized gain on investments and derivatives	—	—	(236,333)	—	(236,333)
Amortization of premium and accretion of discount, net	—	—	(262)	—	(262)
Changes in assets and liabilities:
Reinsurance balances receivable	—	—	(107,483)	—	(107,483)
Deferred acquisition costs, net	—	—	(45,810)	—	(45,810)
Loss and loss adjustment expenses recoverable	—	—	(9,277)	—	(9,277)
Other assets	(686)	—	411	—	(275)
Interest and dividends receivable, net	—	—	(1,034)	—	(1,034)
Unearned premium reserves	—	—	171,294	—	171,294
Loss and loss adjustment expense reserves	—	—	67,060	—	67,060
Accounts payable and accrued expenses	(65)	—	4,154	—	4,089
Reinsurance balances payable	—	—	9,081	—	9,081
Amounts due from affiliates	353	—	(353)	—	—
Amounts due to affiliates	2,020	—	(2,020)	—	—
Net cash provided by operating activities	287	—	8,924	—	9,211
Investing activities
Purchases of investments	—	—	(2,172,077)	—	(2,172,077)
Proceeds from sales of investments	—	—	1,943,655	—	1,943,655
Purchases of investments to cover short sales	—	—	(407,965)	—	(407,965)
Proceeds from short sales of investments	—	—	290,770	—	290,770
Change in due to/from brokers, net	—	—	12,162	—	12,162
Increase in securities purchased under agreement to sell	—	—	22,261	—	22,261
Non-controlling interest in investment affiliate	—	—	29,588	—	29,588
Change in restricted cash and cash equivalents	—	—	(115,950)	—	(115,950)
Contributed capital (to) from subsidiaries	(286,257)	—	286,257	—	—
Net cash used in investing activities	(286,257)	—	(111,299)	—	(397,556)
Financing activities
Proceeds from issuance of common shares, net of costs	286,095	—	—	—	286,095
Increase in deposit liabilities	—	—	70,500	—	70,500
Non-controlling interest in Catastrophe Fund	—	—	29,608	—	29,608
Non-controlling interest in Catastrophe Manager	—	—	(238)	—	(238)
Net cash provided by financing activities	286,095	—	99,870	—	385,965
Net (decrease) increase in cash and cash equivalents	125	—	(2,505)	—	(2,380)
Cash and cash equivalents at beginning of period	169	—	33,836	—	34,005
Cash and cash equivalents at end of period	$294	$—	$31,331	$—	$31,625

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2012
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income	$99,401	$—	$101,346	$(101,346)	$99,401
Adjustments to reconcile net income to net cash provided by (used in) operating activities					—
Equity in earnings of subsidiaries	(101,346)	—	—	101,346	—
Share compensation expense	—	—	6,408	—	6,408
Net unrealized gain on investments and derivatives	—	—	(113,421)	—	(113,421)
Net realized gain on investments and derivatives	—	—	(55,632)	—	(55,632)
Amortization of premium and accretion of discount, net	—	—	(2,434)	—	(2,434)
Changes in assets and liabilities:
Reinsurance balances receivable	—	—	(84,280)	—	(84,280)
Deferred acquisition costs, net	—	—	(45,383)	—	(45,383)
Other assets	(33)	—	(1,668)	—	(1,701)
Interest and dividends receivable, net	—	—	(833)	—	(833)
Unearned premium reserves	—	—	93,893	—	93,893
Loss and loss adjustment expense reserves	—	—	67,271	—	67,271
Accounts payable and accrued expenses	682	—	3,475	—	4,157
Amounts due from affiliates	(770)	—	770	—	—
Amounts due to affiliates	2,152	—	(2,152)	—	—
Net cash provided by (used in) operating activities	86	—	(32,640)	—	(32,554)
Investing activities
Purchases of investments	—	—	(2,317,234)	—	(2,317,234)
Proceeds from sales of investments	—	—	1,521,110	—	1,521,110
Purchases of investments to cover short sales	—	—	(535,443)	—	(535,443)
Proceeds from short sales of investments	—	—	729,182	—	729,182
Change in due to/from brokers, net	—	—	(65,678)	—	(65,678)
Increase in securities purchased under agreement to sell	—	—	(60,408)	—	(60,408)
Non-controlling interest in investment affiliate	—	—	40,129	—	40,129
Change in restricted cash and cash equivalents	—	—	(77,627)	—	(77,627)
Contributed capital (to) from subsidiaries	(170,110)	—	170,110	—	—
Net cash used in investing activities	(170,110)	—	(595,859)	—	(765,969)
Financing activities
Proceeds from issuance of common shares, net of costs	158,593	—	—	—	158,593
Increase in deposit liabilities	—	—	50,446		50,446
Non-controlling interest in Catastrophe Fund	—	—	19,646	—	19,646
Non-controlling interest in Catastrophe Manager	—	—	2	—	2
Net cash provided by financing activities	158,593	—	70,094	—	228,687
Net (decrease) increase in cash and cash equivalents	(11,431)	—	(558,405)	—	(569,836)
Cash and cash equivalents at beginning of period	11,600	—	592,241	—	603,841
Cash and cash equivalents at end of period	$169	$—	$33,836	$—	$34,005

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the period from October 6, 2011 (date of incorporation) to December 31, 2011
(expressed in thousands of U.S. dollars)
	Parent Guarantor	Issuer of Debt	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net loss	$(1,130)	—	$(1,092)	$1,092	$(1,130)
Adjustments to reconcile net loss to net cash used in operating activities
Equity in earnings of subsidiaries	1,092	—	—	(1,092)	—
Changes in assets and liabilities:
Other assets	(2)	—	(1,418)	—	(1,420)
Accounts payable and accrued expenses	(413)	—	1,408	—	995
Net cash used in operating activities	(453)	—	(1,102)	—	(1,555)
Investing activities
Contributed capital (to) from subsidiaries	(593,343)	—	593,343	—	—
Net cash provided by (used in) investing activities	(593,343)	—	593,343	—	—
Financing activities
Proceeds from issuance of common shares, net of costs	605,396	—	—	—	605,396
Net cash provided by financing activities	605,396	—	—	—	605,396
Net increase in cash and cash equivalents	11,600	—	592,241	—	603,841
Cash and cash equivalents at beginning of period	—	—	—	—	—
Cash and cash equivalents at end of period	$11,600	$—	$592,241	$—	$603,841

26. Subsequent events
In December 2014, the Company announced that it would no longer accept investments in the Catastrophe Fund and that no new business would be written in the Catastrophe Reinsurer.  The Catastrophe Fund Manager will continue to manage the run off of the remaining exposure in the Catastrophe Fund.
On January 5, 2015, the shareholders agreement between Third Point Re, Hiscox, and the Catastrophe Fund Manager was terminated by agreement of the parties that the Catastrophe Fund Manager would repurchase for cancellation Hiscox’s common shares, representing 15%, of the Catastrophe Fund Manager.

THIRD POINT REINSURANCE LTD.
Schedule I - Summary of Investments - Other than Investments in Related Parties
(expressed in thousands of U.S. dollars)

	Cost	Fair value	Balance sheet value
Assets
Equity securities	$743,528	$857,817	$857,817
Private common equity securities	81,195	96,294	96,294
Total equities	824,723	954,111	954,111
Asset-backed securities	309,509	325,533	325,533
Bank debts	7,885	8,017	8,017
Corporate bonds	69,570	86,749	86,749
Municipal bonds	12,025	10,486	10,486
Sovereign debt	9,765	10,639	10,639
Total debt securities	408,754	441,424	441,424
Investments in limited partnerships	24,666	34,578	34,578
Rights and warrants	1	1	1
Options	11,458	13,069	13,069
Trade claims	11,805	17,681	17,681
Total other investments	47,930	65,329	65,329
Total investments	$1,281,407	$1,460,864	$1,460,864

THIRD POINT REINSURANCE LTD.
Schedule II - Condensed Financial Information of Registrant
Condensed Balance Sheets - Parent company only
(expressed in thousands of U.S. dollars)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$294	$169
Investments in subsidiaries	1,394,644	870,116
Prepaid expenses	720	35
Amounts due from affiliates	417	770
Total assets	$1,396,075	$871,090
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$242	$394
Amounts due to affiliates	4,172	2,152
Total liabilities	4,414	2,546
Commitments and contingent liabilities	—	—
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 103,888,916 (2012: 78,432,132))	10,389	7,843
Additional paid-in capital	1,055,690	762,430
Retained earnings	325,582	98,271
Total shareholders' equity	1,391,661	868,544
Total liabilities and shareholders' equity	$1,396,075	$871,090

THIRD POINT REINSURANCE LTD.
Schedule II - Condensed Financial Information of Registrant
Condensed Statements of Income (Loss) - Parent company only
For the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation)
to December 31, 2011
(expressed in thousands of U.S. dollars)

	2013	2012	2011
Revenues
Equity in earnings of consolidated subsidiaries	$228,646	$101,346	$(1,092)
Total revenues	228,646	101,346	(1,092)
Expenses
General and administrative expenses	1,335	1,945	38
Total expenses	1,335	1,945	38
Net income (loss)	$227,311	$99,401	$(1,130)

THIRD POINT REINSURANCE LTD.
Schedule II - Condensed Financial Information of Registrant
Condensed Statements of Cashflows - Parent company only
For the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation)
to December 31, 2011
(expressed in thousands of U.S. dollars)

	2013	2012	2011
Operating activities
Net income (loss)	$227,311	$99,401	$(1,130)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Equity in earnings of subsidiaries	(228,646)	(101,346)	1,092
Changes in assets and liabilities:
Prepaid expenses	(686)	(33)	(2)
Accounts payable and accrued expenses	(66)	682	(413)
Amounts due from affiliates	353	(770)	—
Amounts due to affiliates	2,020	2,152	—
Net cash provided by (used in) operating activities	286	86	(453)
Investing activities
Contributed capital to subsidiaries	(286,257)	(170,110)	(593,343)
Net cash used in investing activities	(286,257)	(170,110)	(593,343)
Financing activities
Proceeds from issuance of common shares, net	286,096	158,593	605,396
Net cash provided by financing activities	286,096	158,593	605,396
Net increase (decrease) in cash and cash equivalents	125	(11,431)	11,600
Cash and cash equivalents at beginning of period	169	11,600	—
Cash and cash equivalents at end of period	$294	$169	$11,600

Supplemental information:
Dividends received from subsidiaries	$—	$—	$—

THIRD POINT REINSURANCE LTD.
Schedule III - Supplementary Insurance Information
For the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation)
to December 31, 2011
(expressed in thousands of U.S. dollars)

	As of and for the year ended December 31, 2013
	Deferred acquisition costs, net	Loss and loss adjustment expense reserves	Unearned premium	Net premiums earned	Net investment income	Loss and loss adjustment expenses incurred, net	Amortization of deferred acquisition costs, net	Other operating expenses	Net premiums written
Property and Casualty Reinsurance	$91,141	$134,221	$264,898	$212,607	$—	$139,616	$66,981	$21,838	$383,613
Catastrophe Risk Management	52	110	289	8,060	4,421	196	963	3,852	8,349
Corporate	—	—	—	—	248,782	—	—	7,346	—
	$91,193	$134,331	$265,187	$220,667	$253,203	$139,812	$67,944	$33,036	$391,962

	As of and for the year ended December 31, 2012
	Deferred acquisition costs, net	Loss and loss adjustment expense reserves	Unearned premium	Net premiums earned	Net investment income	Loss and loss adjustment expenses incurred, net	Amortization of deferred acquisition costs, net	Other operating expenses	Net premiums written
Property and Casualty Reinsurance	$45,383	$67,271	$93,893	$96,481	$—	$80,306	$24,604	$20,290	$190,374
Catastrophe Risk Management	—	—	—	—	—	—	—	1,534	—
Corporate	—	—	—	—	136,422	—	—	5,552	—
	$45,383	$67,271	$93,893	$96,481	$136,422	$80,306	$24,604	$27,376	$190,374

	As of and for the period from October 6, 2011 (date of incorporation) to December 31, 2011
	Deferred acquisition costs, net	Loss and loss adjustment expense reserves	Unearned premium	Net premiums earned	Net investment income	Loss and loss adjustment expenses incurred, net	Amortization of deferred acquisition costs, net	Other operating expenses	Net premiums written
Property and Casualty Reinsurance	$—	$—	$—	$—	$—	$—	$—	$—	$—
Catastrophe Risk Management	—	—	—	—	—	—	—	—	—
Corporate	—	—	—	—	—	—	—	1,130	—
	$—	$—	$—	$—	$—	$—	$—	$1,130	$—

THIRD POINT REINSURANCE LTD.
Schedule IV - Reinsurance
For the years ended December 31, 2013 and 2012 and period from October 6, 2011 (date of incorporation)
to December 31, 2011
(expressed in thousands of U.S. dollars)

	Direct gross premiums written	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Year ended December 31, 2013	$—	$9,975	$401,937	$391,962	98%
Year ended December 31, 2012	—	—	190,374	190,374	100%
Period from October 6, 2011 (date of incorporation) to December 31, 2011	—	—	—	—	n/a